SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. 1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

BONE CARE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Bone Care International, Inc.

1600 Aspen Commons
Middleton, Wisconsin 53562
(608) 662-7800

October 22, 2004

Dear Shareholder:

      You are invited to attend the 2004 Annual Meeting of Shareholders of Bone Care International, Inc. to be held on Tuesday, November 23, 2004 at 9:00 a.m., local time, at the Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611.

      At this year’s meeting you will be asked to: (i) elect three directors; (ii) approve an amendment to our 2003 Stock Incentive Plan; (iii) approve an increase in our authorized shares of common and preferred stock; (iv) approve an agreement and plan of merger in which our state of incorporation would be changed from Wisconsin to Delaware; and (v) ratify the selection of our independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

      Your board of directors unanimously believes that election of its nominees for directors, approval of the amendment to our 2003 Stock Incentive Plan, approval of an increase in our authorized shares of common and preferred stock, approval of the agreement and plan of merger effecting our reincorporation in Delaware and ratification of the selection of our independent auditors are in the best interests of Bone Care International and its shareholders, and, accordingly, recommends a vote FOR each of those matters.

      In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to shareholders.

      It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the annual meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder or record regarding each of these voting options.

      If you have any questions or require assistance voting your shares, please call D.F. King & Co., Inc., who is assisting us, toll free at 1-800-549-6746.

Sincerely,

President and Chief Executive Officer

Bone Care International, Inc.

1600 Aspen Commons
Middleton, Wisconsin 53562
(608) 662-7800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 23, 2004

       The 2004 annual meeting of shareholders of Bone Care International, Inc. will be held at the Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611, on Tuesday, November 23, 2004, at 9:00 a.m., local time, for the following purposes:

(1)	To elect three directors to serve until the 2007 annual meeting of shareholders;

(2)	To approve an amendment to our 2003 Stock Incentive Plan;

(3)	To approve an amendment to our articles of incorporation to increase the number of our authorized shares of common stock from 28 million to 75 million and to increase the number of our authorized shares of preferred stock from 2 million to 10 million;

(4)	To approve an agreement and plan of merger of Bone Care International, Inc., a Wisconsin corporation, into Bone Care International, Inc., a Delaware corporation, to effect our reincorporation in Delaware and to increase the number of our authorized shares of common and preferred stock as provided in proposal (3);

(5)	To ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending June 30, 2005; and

(6)	To transact any other business as may properly come before the meeting or any adjournments thereof.

      Only shareholders of record at the close of business on October 12, 2004, the record date for the meeting, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

By Order of the Board of Directors,

President and Chief Executive Officer

Middleton, Wisconsin

October 22, 2004

IMPORTANT

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FOLLOWING THE INSTRUCTIONS SET FORTH ON PAGE 2 OF THE ACCOMPANYING PROXY STATEMENT. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

      THE COMPANY’S 2004 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THE PROXY STATEMENT AND FORM OF PROXY.

PROXY STATEMENT
SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1 -- ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITOR
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMMON STOCK PRICE PERFORMANCE GRAPH
PROPOSAL 2 -- APPROVAL OF AMENDMENTS TO THE 2003 STOCK INCENTIVE PLAN
PROPOSAL 3 -- APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON AND PREFERRED STOCK
PROPOSAL 4 -- APPROVAL OF THE AGREEMENT AND PLAN OF MERGER TO EFFECT THE REINCORPORATION OF THE COMPANY UNDER THE LAWS OF THE STATE OF DELAWARE
PROPOSAL 5 -- RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
OTHER BUSINESS
SHAREHOLDER PROPOSALS
COSTS OF SOLICITATION

Bone Care International, Inc.

1600 Aspen Commons
Middleton, Wisconsin 53562
(608) 662-7800

PROXY STATEMENT

Proxy Solicitation

      This proxy statement is furnished in connection with the solicitation of the accompanying proxy by the board of directors of Bone Care International, Inc. (sometimes referred to as the “Company,” “Bone Care,” “we,” “our” or “us”) for use at the 2004 annual meeting of shareholders to be held at the Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611, on Tuesday, November 23, 2004, at 9:00 a.m., local time, and at any adjournments thereof.

      At the meeting, shareholders will consider proposals to: (1) elect three directors to serve until the 2007 annual meeting of shareholders, (2) approve an amendment to our 2003 Stock Incentive Plan, (3) approve an amendment to our articles of incorporation to increase the number of our authorized shares of common stock from 28 million to 75 million and to increase the number of our authorized shares of preferred stock from 2 million to 10 million, (4) approve an agreement and plan of merger to effect a change of our state of incorporation from Wisconsin to Delaware and to increase the number of our authorized shares of common and preferred stock as provided in proposal (3), and (5) ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending June 30, 2005. The board of directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters at their discretion.

      Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by attending the meeting and voting in person or by advising our secretary of such revocation in writing (by later-dated proxy which is voted at the meeting or otherwise).

      The notice of the annual meeting, this proxy statement, the accompanying form of proxy, and our 2004 annual report, including financial statements for the fiscal year ended June 30, 2004, were first mailed to shareholders on or about October 22, 2004.

Shareholders Entitled to Vote

      Only holders of record of the shares of our common stock at the close of business on October 12, 2004, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and at any adjournments thereof. Shareholders will be entitled to one vote for each full share held. On October 12, 2004, there were 19,420,935 of common stock outstanding and entitled to vote at the annual meeting. Appearance at the annual meeting in person or by proxy of the holders of common stock entitled to cast at least 9,710,468 votes is required for a quorum. Shares represented by abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a registered broker holding a customer’s shares in the name of the broker has not received voting instructions on the matter from the customer and is barred by applicable rules from exercising discretionary voting authority in the matter.

Voting Information

      With respect to Proposal No. 1, the election of three directors, directors will be elected by a plurality of the votes cast. This means that the director nominees with the most affirmative votes are elected. Abstentions and withholding authority to vote for a nominee will not affect whether a nominee receives a plurality of votes. With respect to Proposal No. 2, the approval of an amendment to our 2003 Stock Incentive Plan, action of shareholders will by taken by a majority of the votes cast, excluding abstentions. Abstentions will be treated as not voted and will not be counted as votes for or against the proposal. With respect to Proposal No. 3, the amendment to our articles of incorporation to increase the number of authorized shares of common and preferred stock, action of shareholders will by taken by a majority of the votes cast, excluding abstentions. Abstentions will be treated as not voted and will not be counted as votes for or against the proposal. With respect to Proposal No. 4, the approval of the agreement and plan of merger will require the affirmative vote of

60% of all of the shares of common stock outstanding on the record date. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal. With respect to Proposal No. 5, ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending June 30, 2005, action of the shareholders will be taken by a majority of the votes cast, excluding abstentions. Abstentions will be treated as not voted and will not be counted as votes for or against the proposal.

      Proxies in the accompanying form, properly executed and received by us at or prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder as to a proposal, the shareholder’s proxy will be voted “FOR” the election of the director nominees named in this proxy statement, “FOR” the amendment of our 2003 Stock Incentive Plan, “FOR” the amendment of our articles of incorporation to increase the number of our authorized shares of common and preferred stock, “FOR” the agreement and plan of merger to effect our reincorporation and to effect such increases in our authorized shares and “FOR” ratification of the selection of our independent auditors.

      If any additional matters should properly come before the annual meeting, then, except as otherwise provided by law or by our articles of incorporation or bylaws with respect to particular types of matters, action of the shareholders would be taken by a majority of the votes cast at the annual meeting, excluding abstentions which would not be counted as votes for or against.

      Your vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card (or voting instruction sheet for your broker or other nominee), whether or not you plan to attend the annual meeting. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent in the name of a broker or other nominee, you must secure a proxy card from the broker or other nominee assigning voting rights to you for your shares.

Shareholders who have questions, need assistance or require additional copies of proxy materials may call:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
1-212-269-5550 (Call Collect)
1-800-549-6746 (Toll-Free)

Important Notice Regarding Delivery of Security Holder Documents: Future Householding of Mailings to Shareholders who Share the same Residential Address and hold Their Stock in Street Name

      In December 2000, the SEC enacted rules allowing multiple shareholders residing at the same address the convenience of receiving a single copy of proxy and information statements, annual reports and prospectuses if they consent to do so. This is known as “householding.” Individual companies may seek the consent of their shareholders to householding. Brokers and banks maintaining accounts for shareholders may also seek consent to householding. The process of householding allows companies, brokers and banks to reduce the number of copies of materials which must be printed and mailed; this saves printing and mailing costs and reduces the mailbox congestion which results from multiple copies of the same material. Under householding, each shareholder continues to receive a separate proxy card or, in the case of securities held in street name accounts, a separate voting instruction form.

      Some Bone Care stock is held in street name accounts, i.e., by brokers or banks or other intermediaries who maintain accounts for their clients. This year ADP, the agent for most of the brokers and banks who maintain accounts for our shareholders, is soliciting our shareholder consent to future householding. We consent to this future householding. It is expected to result in convenience to shareholders and cost savings to us and the intermediaries.

      If you hold your Bone Care stock in street name, and if your broker or other intermediary uses ADP as its agent, and if you have not previously consented directly or indirectly that ADP household materials for the companies whose stock you beneficially own through your street name account, you will receive with this year’s Bone Care proxy statement and annual report a separate notice explaining householding. The ADP Voting Instruction Form enclosed with these materials contains a section in which you can indicate your consent to, or objection to, future householding of our mailings. If you do not indicate objection to householding by either checking “Against” on the Voting Instruction Form or calling the number listed on the Voting Instruction Form, you will be deemed to have given your implied consent to future householding, and householding for your account will start 60 days after the date of the ADP mailing of this year’s materials to you. Affirmative or implied consent to householding remains in effect until you revoke it by calling the telephone number supplied in the householding election section of the Voting Instruction Form. If you revoke the householding election, you will begin receiving individual copies within 30 days after the revocation.

      If you are in a householding group for your street name account and would like, nonetheless, to receive a separate copy of our proxy statement and/or annual report, please write to us at 1600 Aspen Commons, Middleton, WI 53562, Attention: Investor Relations, or call us at 608-662-7800, and we will send you a copy. If you are in a householding group for your street name account and, in the future, would like to stop householding for your street name account — or if you initially objected to householding but later decide to consent to householding — please call the number provided to you on the ADP Voting Instruction Form.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS,

DIRECTORS AND EXECUTIVE OFFICERS

      The following table lists all institutions and individuals known by us to beneficially own more than five percent of our common stock as of October 12, 2004. The table also summarizes information for our directors and executive officers, individually and as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC. Beneficial ownership generally includes voting or investment power with respect to securities. Common stock subject to an option that is exercisable within 60 days of October 12, 2004, is deemed to be beneficially owned by the person holding the option when computing ownership but is not treated as outstanding when computing the ownership of any other person. We have determined each beneficial owner’s percentage ownership by assuming that stock options held by such person which are exercisable within 60 days of October 12, 2004 have been exercised. Except as indicated by the footnotes to the table below, we believe, based on information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Applicable percentage of beneficial ownership is based on 19,420,935 of common stock outstanding as of October 12, 2004.

	Amount and
	Nature of	Percent
	Beneficial	of
Name and Address of Beneficial Owner†	Ownership	Class

State of Wisconsin Investment Board(1)	2,560,600	13.2
P.O. Box 7842
Madison, WI 53707
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc.(2)	1,411,000	7.3
100 E. Pratt Street
Baltimore, MD 21202
Richard B. Mazess, Ph.D.(3)	1,715,170	8.8
Michael Appelbaum, J.D., CPA(4)	21,890	*
Paul L. Berns(5)	320,555	1.6
James V. Caruso(6)	165,833	*
Michael D. Casey(7)	43,000	*
Herbert J. Conrad(4)	27,808	*
Carmine J. Durham(4)	54,722	*
Jeffrey J. Freitag, M.D.(4)	75,000	*
Brian J. Hayden(4)	62,500	*
Charles R. Klimkowski, CFA(8)	144,300	*
Chrys Kokino	—
R. Andrew Morgan, R.Ph.(4)	53,333	*
C. Basil Mundy II(9)	53,833	*
Gary E. Nei(10)	58,333	*
Edward Staiano, Ph.D.(11)	58,000	*

	Amount and
	Nature of	Percent
	Beneficial	of
Name and Address of Beneficial Owner†	Ownership	Class

Klaus R. Veitinger, M.D., Ph.D., M.B.A.(4)	16,904	*
All Directors and Executive Officers as a Group (16 persons)(12)	2,871,181	14.0

*	Less than 1 percent.

†	Unless otherwise indicated, the business address of each beneficial owner is Bone Care International, Inc., 1600 Aspen Commons, Middleton, WI 53567.

(1)	Based on Amendment No. 7 to Schedule 13G filed with the SEC on August 9, 2004.

(2)	Based on Amendment No. 7 to Schedule 13G filed with the SEC on February 4, 2004.

(3)	Includes 1,449,870 shares of common stock held by Dr. Mazess in joint tenancy with his wife, 250,000 shares of common stock held by Dr. Mazess as custodian for his daughter, and 15,300 shares of common stock subject to options exercisable within 60 days of October 12, 2004.

(4)	Represents shares of common stock subject to options exercisable within 60 days of October 12, 2004.

(5)	Includes 315,555 shares of common stock subject to options exercisable within 60 days of October 12, 2004.

(6)	Includes 163,333 shares of common stock subject to options exercisable within 60 days of October 12, 2004.

(7)	Includes 40,000 shares of common stock subject to options exercisable within 60 days of October 12, 2004.

(8)	Includes 88,500 shares of common stock subject to options exercisable within 60 days of October 12, 2004.

(9)	Includes 53,333 shares of common stock subject to options exercisable within 60 days of October 12, 2004.

(10)	Includes 53,333 shares of common stock subject to options exercisable within 60 days of October 12, 2004.

(11)	Includes 48,000 shares of common stock subject to options exercisable within 60 days of October 12, 2004.

(12)	Includes 1,089,511 shares of common stock subject to options exercisable within 60 days of October 12, 2004.

PROPOSAL 1 — ELECTION OF DIRECTORS

      Our by-laws authorize the board of directors to fix the number of directors, provided that the number shall not be less than five nor more than twelve. Currently, the number is fixed at nine. The by-laws stagger the board of directors by dividing the number of directors into three classes, with one class being elected each year for a term of three years. For the 2004 annual meeting, three directors, Michael A. Appelbaum, Michael D. Casey and Herbert J. Conrad are nominees for election. Effective at the 2004 annual meeting, Richard B. Mazess and Gary Nei are retiring from our board of directors. We expect that after the 2004 annual meeting the size of the board of directors will be reduced to seven to reflect those retirements.

      The table below sets forth certain information with respect to the nominees for election as directors of Bone Care to serve until the 2007 annual meeting of shareholders. Unless otherwise specified, the shares of common stock represented by the proxies we are soliciting will be voted “FOR” the election as a director of the persons named below, who have been nominated by the board of directors. If, at or prior to a person’s election, any nominee is unwilling or unable to serve, it is presently intended that the proxies being solicited will be voted for a substitute nominee designated by the board of directors. The board of directors has no reason to believe any nominee will be unwilling or unable to serve.

Nominees for Election of a Three Year Term Expiring at the 2007 Annual Meeting:

      MICHAEL A. APPELBAUM, J.D., CPA (age 58) has been a director of the Company since September 2004. Mr. Appelbaum was the President and Chief Operating Officer of GenPharm International, Inc., a wholly-owned subsidiary of Medarex, Inc., a public biotechnology company. From July, 1991 until

October, 2000, Mr. Appelbaum was Executive Vice President, Finance and Administration, Treasurer and Chief Financial Officer of Medarex, Inc. Mr. Appelbaum was Executive Vice President of Medarex until his retirement on December 31, 2003. Mr. Appelbaum is a director of Medarex, Inc.

      MICHAEL D. CASEY (age 58) has been a director of the Company since November 2001. Mr. Casey was the Chairman, President, and Chief Executive Officer and a director of Matrix Pharmaceutical, Inc., a publicly traded cancer therapy company prior to its acquisition by Chiron Corporation in March 2002. Mr. Casey joined Matrix in October 1997 from Schein Pharmaceutical, Inc., a generic and ethical pharmaceutical company, where he was Executive Vice President from November 1995 to December 1996. In 1996 he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc., a biopharmaceutical company. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing, for the Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is a director of Allos Therapeutics Inc., Celgene Corporation, Cholestech Corporation, Durect Corporation and Orthologic Corporation.

      HERBERT J. CONRAD (age 71) has been chairman of our board of directors since February 2004. Mr. Conrad is former President of the U.S. Pharmaceuticals Division of Hoffman-La Roche, Inc. He served as the Chairman of the board of directors of GenVec, Inc. from 1996 to 2003, and was a co-founder of Reliant Pharmaceuticals, LLC. Mr. Conrad has served on the boards of professional associations such as The National Pharmaceutical Council and The Industrial Biotechnology Association. Mr. Conrad is a director of Savient Pharmaceuticals, Inc. and Celltec.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NOMINEES NAMED ABOVE TO SERVE ON THE BOARD OF DIRECTORS OF BONE CARE.

      The following sets forth certain information about our directors whose terms of office will continue after the 2004 annual meeting.

Incumbent Directors — Terms Expiring at the 2005 Annual Meeting of Shareholders:

      CHARLES R. KLIMKOWSKI, CFA (age 68) has been a director of the Company since 1999. Prior to his retirement in 1998, Mr. Klimkowski served as Chief Operating Officer and Chief Investment Officer of ABN AMRO Asset Management (USA) Inc. Mr. Klimkowski was a director of Theragenics Corp. from 1992 to 2000, Chairman of Theragenics from 1994 to 1997, and Co-chairperson from 1997 to 1998. Theragenics is a publicly traded company producing and selling implantable radiation devices for the treatment of cancer.

      KLAUS R. VEITINGER, M.D., Ph.D., M.B.A. (age 42) has been a director of the Company since March 2004. Dr. Veitinger is a member of the Board of Management for SCHWARZ PHARMA AG and Chief Executive Officer for the company’s operations in North America and Asia, positions he has held since 2000. In 1999, Dr. Veitinger was elected to serve on the Board of Pharmaceutical Research and Manufacturers Association (PhRMA). Since joining Schwarz Pharma in 1990, Dr. Veitinger has held a variety of management posts in the U.S. and Germany in the areas of drug development, strategic planning, mergers and acquisitions, business development and general management.

Incumbent Directors — Terms Expiring at the 2006 Annual Meeting of Shareholders:

      PAUL L. BERNS (age 37) has been a director of the Company since June 2002. Mr. Berns has been director, President and Chief Executive Officer of the Company since June 2002. From March 2001 to April 2002, Mr. Berns served as Vice President and General Manager of Abbott Labs Immunology, Oncology and Pain. From June 2000 to March 2001, he served as Vice President, Marketing of BASF Pharmaceuticals. From March 1990 to June 2000, Mr. Berns held various positions of increasing responsibility at Bristol Meyer Squibb with the last position held being Vice President, Neuroscience Marketing.

      EDWARD STAIANO, Ph.D. (age 68) has been a director of the Company since November 2001. Dr. Staiano is currently Chairman and Chief Executive Officer of Sorrento Investment Group, a private investment company. From 1996 to 1999, Dr. Staiano was Chairman and Chief Executive Officer of Iridium World Communication Limited, a publicly traded company which subsequently sold all of its assets to Iridium

Satellite LLC. From 1973 to 1996, he held various positions at Motorola, a publicly traded electronics corporation where Dr. Staiano last served as the President of General Systems Sector.

Board of Directors Committees and Meetings

      The board of directors maintains charters for select committees. To view key committee charters, please visit the Company’s website at www.bonecare.com.

      The board of directors, which held seven meetings during the year ended June 30, 2004, has an audit committee, a compensation committee and a nominating and corporate governance committee. The following is a brief description of the functions performed by these committees.

Audit Committee

      The audit committee of the board of directors oversees our corporate accounting and financial reporting process and assists the board in fulfilling its oversight responsibility to the shareholders and others relating to:

•	The integrity of our financial statements and the financial reporting process;

•	The systems of internal controls regarding finance, accounting, legal compliance and ethics;

•	The performance of our independent auditors;

•	The annual independent audit and quarterly reviews of our financial statements; and

•	The independent auditors’ qualifications and independence.

      In connection with this oversight role, the audit committee performs several functions, including among other things:

•	Selecting our independent auditors;

•	Monitoring the rotation of partners of the independent auditors on the Company’s engagement team as required by law;

•	Discussing with management and the independent auditors the adequacy and effectiveness of our accounting and financial controls;

•	Reviewing the financial statements to be included in our reports filed with the SEC on Forms 10-K and 10-Q; and

•	Discussing with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements.

      The audit committee operates under a charter adopted by the board of directors. Under its charter, the audit committee must have at least three members, each of whom satisfy the independence, financial literacy and experience requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC, Nasdaq, and any other applicable regulatory requirements. The audit committee is currently comprised of Mr. Klimkowski (Chair), Dr. Staiano, Mr. Nei and Mr. Appelbaum, each of whom satisfies those requirements. The audit committee met nine times during the year ended June 30, 2004. The board of directors has determined that Mr. Klimkowski meets the requirements of an audit committee financial expert as defined by the SEC.

Compensation Committee

      The compensation committee reviews and approves the compensation for senior management, as well as compensation strategy and compensation policies for the Company. In addition, the compensation committee performs the following functions:

•	Reviewing and approving our performance objectives relevant to the compensation of the executive officers;

•	Reviewing and approving the compensation and other terms of employment for our chief executive officer;

•	Administering our stock option plans and other similar programs; and

•	Reviewing and determining the officers, employees and consultants to whom stock options should be granted, the number of options and the option price.

      The compensation committee is comprised of Mr. Casey (Chair), Dr. Staiano and Dr. Veitinger. During the year ended June 30, 2004, the compensation committee met six times.

Nominating and Corporate Governance Committee

      The nominating and corporate governance committee oversees the identification, evaluation and recommendation of individuals qualified to be directors of the Company. The major responsibilities of the nominating and corporate governance committee are:

•	Recommending to the board individuals to serve as directors;

•	Reviewing the performance of incumbent non-employee directors and making recommendations for re-election to the board;

•	Making recommendations on the size and composition of the board and any committee thereof; and

•	Overseeing the corporate governance guidelines.

      The nominating and corporate governance committee operates under a charter adopted by the board, a copy of which is available on the Company’s website at www.bonecare.com. Under its charter, the nominating and corporate governance committee must have at least three members, each of whom satisfy the independence requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC, Nasdaq, and any other applicable regulatory requirements. The nominating and corporate governance committee is comprised of Mr. Nei (Chair), Dr. Conrad and Messrs. Casey and Klimkowski, each of whom satisfies those requirements. During the year ended June 30, 2004, the nominating and corporate governance committee met six times.

      During the year ended June 30, 2004, all of the directors attended at least 75% of the total number of meetings of the board of directors and committees on which they served. It is the policy of the board to meet in executive session without the presence of management at the time of each regularly scheduled board meeting. The board has the authority to hire its own legal, accounting and other advisors. Our policy is to encourage directors to attend our annual meetings of shareholders. All of the directors attended our 2003 annual meeting of shareholders.

Code of Ethics

      We have adopted a code of business conduct and ethics that applies to our board of directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. We encourage all employees, officers and directors to promptly report any violations of the code to the appropriate persons identified in the code. In the event that an amendment to, or a waiver from, a provision of the code of ethics that applies to our directors or executive officers is necessary, we intend to post that information on our website. A copy of our code of business conduct and ethics is posted on our website at www.bonecare.com.

Communication with the Board of Directors

      The board has established a process for shareholders and other interested parties to communicate with the board or an individual director. A shareholder may contact the board of directors or an individual director by writing to their attention at our principal executive offices at Bone Care International, Inc., 1600 Aspen Commons, Middleton, Wisconsin 53562. All communications will be forwarded to the board of directors or the individual director.

Nomination of Directors

      It is the policy of the nominating and corporate governance committee to consider candidates for director that are recommended by shareholders. The board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based on contributions they can make to the board and management and be free from relationships or conflicts of interest that could interfere with the directors duties to the Company and its shareholders.

      In identifying and evaluating nominees for director, the committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the Nasdaq Stock Market. In addition, the committee may take into consideration such factors and criteria as it deems appropriate, including the nominee’s judgment, skill, integrity, diversity, and business or other experience. The committee may (but is not required to) consider candidates suggested by management or other members of the board. The committee evaluates candidates recommended for director by shareholders in the same way it evaluates any other nominee. The committee may from time to time (but is not required to) hire consultants or third party search firms to help the committee identify and/or evaluate potential nominees.

      In order to recommend a candidate, shareholders must submit nominations to the Company in accordance with the procedures contained in our bylaws as described under “Shareholder Proposals”.

Compensation of Directors

      Directors of the Company who are also employees of the Company are not separately compensated for their service as directors. Non-employee directors are paid a retainer of $8,000 per year plus $2,500 per meeting attended in person or $1,500 if attended by phone. Committee members are paid $1,500 per committee meeting attended in person or $750 if attended by phone. The annual retainer is doubled for the non-employee chairman of the board and meeting attendance fees are doubled for the non-employee chairman of the board and non-employee committee chairmen. Non-employee directors also receive an annual stock option grant to purchase 10,000 shares of common stock, which would be increased to 20,000 shares of common stock if Proposal No. 2 is adopted. Newly elected directors receive an initial one-time grant of a stock option to purchase 20,000 shares upon election to the board, plus a one-time matching option to purchase a number of shares of common stock equal to the number of shares purchased by the director within 90 days of initial election to the board, up to a maximum of 30,000 shares, plus a pro-rated portion of the annual option grant. The stock options described in this paragraph expire ten years after their grant date.

AUDIT COMMITTEE REPORT

      This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference therein.

      The audit committee of the board oversees our corporate accounting and financial reporting process and assists the board in fulfilling its oversight responsibilities to the shareholders. Management of the Company prepares financial statements in accordance with accounting principles generally accepted in the United States and establishes the system of internal controls. The Company’s independent auditors are responsible for auditing our financial statements.

      The audit committee has reviewed and discussed the audited financial statements of the Company with management and our independent auditors, Deloitte & Touche LLP, prior to their issuance. Additionally, the audit committee has reviewed and discussed all interim financial statements reported on Form 10-Q with management and our auditors prior to their issuance.

      The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees and has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP their independence, including a review of fees.

      The audit committee meetings include, whenever appropriate, executive sessions with Deloitte & Touche LLP with and without the management of the Company present.

      Based on the reviews and discussions referred to above, we recommend to the board of directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004, for filing with the SEC.

The Audit Committee (as of September 15, 2004):

          Charles R. Klimkowski, CFA, Chairman

          Edward Staiano, Ph.D.
          Gary E. Nei

INDEPENDENT AUDITOR

      The following table presents fees billed to us by Deloitte & Touche LLP, our independent auditors, for the fiscal years ended June 30, 2004 and 2003:

	2004	2003

	(In thousands)
Audit Fees	$62	$67
Audit-Related Fees	2	—
Tax Fees	50	48
All Other Fees	44	—

Total Fees	$158	$115

      We did not retain Deloitte & Touche LLP for financial information system design and implementation during the year ended June 30, 2004. Audit-related fees for the year ended June 30, 2004 consisted of consulting fees related to the implementation of an internal control structure and procedures for financial reporting as contemplated by Section 404 of the Sarbanes-Oxley Act of 2002. Tax fees for the years ended June 30, 2003 and June 30, 2004 consisted of tax consultation and tax compliance services. All other fees for the year ended June 30, 2004 consisted of fees related to our offering of common stock. The audit committee considered whether, and has determined that, the provision of non-audit services is compatible with maintaining the independent auditors’ independence.

      The audit committee’s policies and procedures require pre-approval for all audit and permissible non-audit service (subject to a de minimus exception for up to $25,000 of permissible non-audit services annually) to be performed by our independent auditors. These services are generally pre-approved by the entire audit committee. In the year ended June 30, 2004, less than 1% of the services performed by Deloitte & Touche LLP were not pre-approved. Such services related to tax compliance/preparation work and were subsequently approved by the audit committee in accordance with the rules of the SEC.

EXECUTIVE OFFICERS

      As of October 12, 2004, our executive officers were as follows:

Name	Age	Position

Paul L. Berns	37	President and CEO
James V. Caruso	44	Senior Vice President — Sales and Marketing
Carmine J. Durham	38	Vice President — Corporate Development and Strategy
Jeffrey J. Freitag	57	Vice President — Research & Development
Brian J. Hayden	52	Vice President — Finance
Chrys Kokino	46	Vice President — Marketing
R. Andrew Morgan	46	Vice President — Regulatory Affairs, Quality and Compliance
C. Basil Mundy II	57	Vice President — Government Affairs

      Paul L. Berns has served as our President and CEO and as a director since June 2002. Mr. Berns served as Vice President and General Manager of Abbott Labs Immunology, Oncology and Pain from March 2001 to April 2002. From June 2000 to March 2001, he served as Vice President, Marketing of BASF Pharmaceuticals. From March 1990 to June 2000, Mr. Berns held various positions of increasing responsibility at Bristol Meyer Squibb with the last position held being Vice President, Neuroscience Marketing.

      James V. Caruso has served as our Senior Vice President — Sales and Marketing since November 2003 and as our Vice President — Sales since August 2002. Mr. Caruso was Vice President of Sales of the Neuroscience Business Unit at Novartis from June 2001 to August 2002. Mr. Caruso was Vice President of Sales at BASF Pharmaceuticals from June 2000 to June 2001 and from 1988 to June 2000; Mr. Caruso held several positions at Bristol-Myers Squibb including Director of Sales — West Coast and Senior Director of Marketing.

      Carmine J. Durham has served as our Vice President — Corporate Development and Strategy since July 2004 and prior to that time as our Vice President — Marketing since November 2002 and previously served as

Senior Director of Marketing beginning in September 2002. Mr. Durham was formerly Business Unit Director, Marketing at Abbott Laboratories from March 2001 to September 2002. In addition, Mr. Durham held several positions at BASF Pharma from November 1997 to March 2001 including Director of Marketing and several positions at Boehringer Mannheim Corporation Therapeutics from 1992 to 1997 including Manager of Sales Operations and Marketing Manager of Corporate Accounts.

      Jeffrey J. Freitag, M.D., has served as our Vice President — Research and Development since June 2003. Dr. Freitag held senior Clinical Research positions at PharmaNet Inc. from 1997 until May 2003, including Senior Vice President, Medical and Scientific Affairs. His prior appointments include Vice President, New Clinical Drug Development at The Liposome Company from 1994 to 1997, Director, Clinical Research at Wallace Laboratories from 1987 to 1994 and Associate Director, Clinical Research, Cardiovascular Drugs at Wyeth Laboratories from 1985 to 1987. Dr. Freitag is board-certified in Internal Medicine and Nephrology.

      Brian J. Hayden has served as our Vice President — Finance since October 2003. Mr. Hayden was formerly Vice President, Finance, Chief Financial Officer and Treasurer of Cell Pathways, Inc. from November 1997 until its acquisition by OSI Pharmaceuticals, Inc. in June 2003. Since 1985, Mr. Hayden has served as the senior financial executive in five different life science companies, both public and private. From 1976 to 1985, Mr. Hayden served in senior financial management positions for Hoffmann-La Roche, Inc. From 1975 to 1976, he served on the audit staff of Coopers and Lybrand LLP (now PricewaterhouseCoopers LLP).

      Chrys Kokino has served as our Vice President — Marketing since October 2004. Mr. Kokino was formerly Marketing Director, Nephrology for Amgen, Inc. from June 2002 to October 2004. His prior appointments include Senior Business Unit Director — Pain Franchise for Abbott Laboratories from April 2001 to May 2002, Director, Pain Management Business Unit for Knoll/ BASF Pharmaceuticals from December 2000 to April 2001. Prior to December 2000 he worked in various sales management and marketing commercial capacities at Bristol Meyer Squibb.

      R. Andrew Morgan, R.Ph., has served as our Vice President — Regulatory Affairs, Quality and Compliance since April 2002. Mr. Morgan was Director of Regulatory Affairs for Celltech Pharmaceuticals from November 1997 to March 2002. His prior appointments include Manager of Regulatory Affairs for Medeva, Inc. from May 1994 to November 1997 and Senior Regulatory Affairs Associate for Adams Laboratories from June 1991 to May 1994. Mr. Morgan also worked seven years as a clinical Pharmacist and Manager at All Saints Hospital.

      C. Basil Mundy II has served as our Vice President — Governmental Affairs since July 2004 and prior to that time was our Vice President — Corporate Development since November 2002 and was formerly Vice President — Marketing beginning in January 2002. Mr. Mundy held several senior marketing positions at Celltech Pharmaceuticals from July 2000 to December 2001. His prior appointments include Vice President, Marketing at MGI Pharma from December 1997 to March 1999, Director, INFeD Sales at Schein Pharmaceutical from January 1996 to December 1997, and Marketing Director for the National Kidney Foundation from May 1995 to January 1996. Mr. Mundy was previously employed by Johnson and Johnson, Ortho Biotech Inc. for 27 years.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Compensation Committee Report on Executive Compensation

      This Compensation Committee Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference therein.

      Compensation Philosophy and Policies. Our fundamental executive compensation philosophy is to enable us to attract and retain key executive personnel and to motivate those executives to achieve our objectives. Prior to our fiscal quarter ended March 31, 2004, the Company had not achieved profitability; therefore, some of the traditional methods of evaluating executive performance, such as profitability and return on equity, were not appropriate. Accordingly, assessment of each executive’s performance has been based on attainment of his specific personal objectives in light of our overall strategic goals. Among other things, we review three specific areas in formulating the compensation packages of our executive officers. These areas are as follows:

Our Company’s overall performance:

•	The extent to which our key sales, research, clinical, development, manufacturing and financial objectives have been met during the preceding fiscal year.

•	Accessing capital to fund our research, development, operations and other business activities.

Executive performance:

•	An executive’s involvement in and responsibility for the development and implementation of strategic plans and the attainment of our strategic and operating objectives, along with achievement of agreed upon personal objectives.

•	The involvement of an executive in personnel recruitment, retention and morale.

•	The responsibility of the executive in working within operating budgets, controlling costs and other aspects of expense management.

Other factors:

•	We consider the necessity of being competitive with companies in the pharmaceutical and biotechnology industry, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

•	We consider the need to provide reasonable incentives to management based on performance, independent of market conditions that may be beyond our control.

Each executive officer’s compensation package is reviewed annually and has been comprised of up to three components: base salary, cash bonuses and stock options and/or restricted stock units. In addition to these components, executive officers generally are eligible to participate in all employee benefit programs generally available to all of our employees.

Base Salary: In setting the base salary levels for each executive officer, we review surveys and other available information on the base salaries of executive officers in comparable positions at other pharmaceutical and biotechnology companies. Factors considered include, but are not limited to, company size, stage of development and geographic location. We also consider the individual experience level and actual performance of each executive officer in light of our needs and objectives.

Bonus Awards: As part of the review and setting of annual compensation, cash bonuses tied to the achievement of certain corporate objectives and certain specific personal objectives have been awarded to executive officers. For fiscal year 2005, we have adopted a defined plan whereby certain specific company objectives must be attained before the executive officers are eligible for bonuses.

Stock Incentive Awards: The compensation committee has the authority to grant to the executive officers incentive and non-qualified stock options and other equity-based awards, including restricted stock units. Awards generally vest at various times in excess of one year from their date of grant, and are intended as incentive and motivation for our executive officers, as well as to align the interest of those officers more closely with those of our shareholders in advancing corporate objectives. All of our executive officers have been granted awards under the stock incentive plans.

      Compensation of the Chief Executive Officer. Since his hire in June 2002 through fiscal year end 2003, Mr. Berns’ annual base salary was $350,000. Mr. Berns’ salary was determined in accordance with the criteria outlined above. Also, in fiscal years 2003 and 2004, Mr. Berns received a $600,000 sign-on payment, in connection with Mr. Berns’ acceptance of employment with the Company. Mr. Berns’ annual base salary for the year ended June 30, 2004 was $360,500.

      Based on its evaluation of Mr. Berns’ performance, the compensation committee believes that Mr. Berns’ compensation level appropriately reflects his performance and is consistent with his peers in the industry.

      Deductibility of Compensation Expenses. Current U.S. tax law has a $1 million annual tax deduction limit on compensation we pay to our Chief Executive Officer and our four other most highly compensated executive officers. The limit does not apply to “qualified performance-based compensation”, as defined under the United States Tax Code and related regulations and as described under “Proposal No. 2 — Approval of Amendments to the 2003 Stock Incentive Plan — Section 162(m) of the Code.” Compensation is performance-based if we can pay it only if objective pre-established performance criteria set by the compensation committee are met. The compensation committee may use its discretion to set actual compensation below the maximum amount calculated by application of our performance criteria.

      The compensation committee’s general policy is to structure compensation programs that allow us to fully deduct the compensation under the above described $1 million limit rules. The compensation committee also believes that we need flexibility to meet our incentive and retention objectives, even if we may not deduct all compensation.

Respectfully submitted,

The Compensation Committee:

Michael D. Casey, Chairman
Edward Staiano, Ph.D.
Klaus R. Veitinger, M.D., Ph.D., M.B.A.

Summary Compensation Table

      The following table summarizes information regarding compensation during the fiscal years ended June 30, 2004, 2003 and 2002 for our President and Chief Executive Officer and our four other most highly compensated executive officers.

		Annual Compensation					Long-Term Compensation

					Other				Securities
	Fiscal			Bonus	Annual		Restricted Stock		Underlying	All Other
Name and Principal Position	Year	Salary ($)		($)(1)	Compensation ($)		Awards ($)		Options (#)	Compensation ($)

Paul L. Berns	2004	360,500		180,250	600,000	(7)	739,200	(9)	80,000	106,000	(10)
President and Chief	2003	350,000		175,000	600,000	(7)	—		360,000	191,863	(11)
Executive Officer	2002	20,192	(2)	—	—		—		—	70,000	(11)
James V. Caruso	2004	285,050		146,000	100,000	(8)	422,400	(9)	45,000	9,501	(12)
Senior Vice President —	2003	249,231	(3)	135,000	300,000	(8)	—		200,000	2,492	(12)
Sales & Marketing	2002	—		—	—		—		—	—
Jeffrey J. Freitag, M.D.	2004	290,004		101,500	—		211,200	(9)	5,000	106,081	(13)
Vice President —	2003	16,731	(4)	—	—		—		150,000	—
Research & Development	2002	—		—	—		—		—	—
Brian J. Hayden	2004	202,884	(5)	87,500	—		316,800	(9)	160,000	155,758	(14)
Vice President — Finance	2003	—		—	—		—		—	—
	2002	—		—	—		—		—	—
R. Andrew Morgan	2004	192,250		68,338	—		316,800	(9)	25,000	8,929	(12)
Vice President —	2003	175,000		25,000	—		—		60,000	87,600	(11)
Regulatory Affairs,	2002	32,088	(6)	—	—		—		—	10,000	(11)
Quality and Compliance

(1)	A portion of the named executive officer’s compensation for each fiscal year shown was paid in the first quarter of the year following the year shown and is reported in this table as bonus.

(2)	Paul L. Berns began serving as President and Chief Executive Officer in June 2002.

(3)	James V. Caruso began serving as Vice President — Sales in August 2002.

(4)	Jeffrey J. Freitag began serving as Vice President — Research & Development in June 2003.

(5)	Brian J. Hayden began serving as Vice President — Finance in October 2003.

(6)	R. Andrew Morgan began serving as Vice President — Regulatory Affairs, Quality and Compliance in April 2002.

(7)	Represents a sign-on payment in connection with Mr. Berns accepting employment with the Company.

(8)	Represents a sign-on payment in connection with Mr. Caruso accepting employment with the Company.

(9)	Represents the dollar value of the grant of restricted stock units of our common stock on June 22, 2004 using the fair market value our common stock on the date of grant, which was $21.12 per share. The number of restricted stock units granted for Messrs. Berns, Caruso, Freitag, Hayden and Morgan were 35,000, 20,000, 10,000, 15,000 and 15,000, respectively. One-third of the restricted stock units granted vest annually on each of June 22, 2005, 2006 and 2007.

(10)	Represents payments for relocation expenses and the Company’s matching contribution to a 401(k) plan of $100,000 and $6,000, respectively.

(11)	Represent payments for relocation expenses.

(12)	Represents the Company’s matching contribution to a 401(k) plan.

(13)	Represents payment for relocation expenses and the Company’s matching contribution to a 401(k) plan of $100,000 and $6,081, respectively.

(14)	Represents payment for relocation expenses and the Company’s matching contribution to a 401(k) plan of $150,000 and $5,578, respectively.

      Stock Option Grants in 2004. The following table presents information concerning stock options granted during the year ended June 30, 2004 to each of the executive officers named in the Summary Compensation Table. In addition, in accordance with the rules of the SEC, the table shows the hypothetical gains for such options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

Option Grants in Fiscal Year 2004

					Potential Realizable Value at
		Percent of			Assumed Annual Rates of
		Total Options			Stock Price Appreciation for
	Number of	Granted to	Exercise		Option Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/Share)	Date(1)	5%	10%

Paul L. Berns	50,000	5.9%	$12.25	7/23/13	$997,698	$1,588,667
	30,000	3.5	21.12	6/22/14	1,032,068	1,643,395
James V. Caruso	30,000	3.5	12.25	7/23/13	598,619	953,200
	15,000	1.8	21.12	6/22/14	516,034	821,698
Jeffrey J. Freitag	5,000	0.6	21.12	6/22/14	172,011	273,899
Brian J. Hayden	150,000	17.6	12.50	8/29/13	3,054,177	4,863,267
	10,000	1.2	21.12	6/22/14	344,023	547,798
R. Andrew Morgan	20,000	2.3	12.25	7/23/13	399,079	635,467
	5,000	0.6	21.12	6/22/14	172,011	273,899

(1)	Options granted pursuant to the Plan expire ten years after the date of grant. The options granted in fiscal year 2004, in general, vest over three years with one-third vesting on the one-year anniversary date and monthly thereafter.

(2)	The “potential realizable value” is calculated assuming that the fair market value of the common stock, on the date of the grant, appreciates at the indicated annual rate compounded annually for the entire term of the option. The 5% and 10% rates of appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of future increases in the price of common stock.

      Aggregated Option Exercises in 2004 and 2004 Fiscal Year-End Option Values. The following table presents the number and value of exercised options and the number and value of unexercised stock options as of June 30, 2004, held by the executive officers named in the Summary Compensation Table, distinguishing between options that are exercisable and those that are not exercisable.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

			Number of Unexercised		Value of Unexercised In-the-
			Options at Fiscal		Money Options at Fiscal Year
	Shares		Year End (#)(1)		End ($)(2)
	Acquired on	Value
Name	Exercise (#)	Realized (#)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul L. Berns	—	—	251,667	223,333	$5,038,373	$3,616,027
James V. Caruso	—	—	122,222	142,778	2,437,107	2,388,893
Jeffrey J. Freitag	—	—	50,000	115,000	625,500	1,496,700
Brian J. Hayden	—	—	—	175,000	—	2,012,300
R. Andrew Morgan	—	—	35,556	64,444	647,531	1,011,269

(1)	All options have been granted at exercise prices equal to the fair market value per share of common stock on the date of the grant. The closing price of the common stock at June 30, 2004 was $23.42 per share.

(2)	This value is calculated in accordance with the rules of the SEC and does not represent value realized by the optionee.

Equity Compensation Plan Information

      The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of June 30, 2004.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	2,371,135	$9.32	224,252
Equity compensation plans not approved by security holders	—	—	—

Total	2,371,135	$9.32	224,252

(1)	Consists of options outstanding under the Company’s 1996 Stock Option Plan, the 2002 Stock Incentive Plan and the 2003 Stock Incentive Plan.

Executive Employment and Severance Agreements

      We have entered into an employment agreement with each of our executive officers listed under “Executive Officers” in this proxy statement. Each employment agreement provides for an initial base salary for the executive officer which will be reviewed annually by the compensation committee, eligibility to receive an annual incentive bonus as determined by the compensation committee, and participation in other benefit plans during the executive officer’s employment. Each employment agreement is terminable at any time except that if the agreement is terminated other than as a result of the executive officer’s death or disability or other than for cause (as defined in the employment agreement), the executive officer will be entitled to severance payments of the executive officer’s salary for twelve months and payment of health care premiums for up to twelve months. The employment agreement for Mr. Berns provides that in the event of such a termination of the agreement, Mr. Berns would be entitled to receive severance payments of his salary for twenty-four months, payment of health care premiums for up to twelve months, a lump sum cash payment equal to two times his annual bonus for the fiscal year in which the termination occurs and outplacement assistance services for a period of twelve months at a cost to the company not to exceed $15,000.

      We have also entered into a change in control severance agreement with each of our executive officers listed under “Executive Officers” in this proxy statement. Each of those agreements provides that if, within two years following a change in control of the company (as described under “Proposal No. 2 — Approval of Amendments to the 2003 Stock Incentive Plan — Description of the 2003 Plan — Change in Control”), the executive officer terminates his employment for “good reason” (as defined in the agreement) or the executive officer’s employment terminates for any other reason, other than death or disability, or “cause” (as defined in the agreement), the company will pay to the executive a lump sum cash payment equal to (i) the executive officer’s highest annual base salary in effect during the twelve months prior to the date of termination and (ii) the executive officer’s highest annualized bonus in the five fiscal years preceding the fiscal year in which the change in control occurs. The agreement for Mr. Berns provides for a lump sum cash payment equal to two times the amounts described in clauses (i) and (ii). In addition to the lump sum cash payment, each agreement provides that the company will continue for eighteen months all policies of medical, accident, disability and life insurance and provide outplacement assistance services for a period of twelve months at a cost to the company not to exceed $15,000. Each agreement also provides that if any payment by the company would be subject to excise tax imposed by section 4999 of the Code, the executive officer would be entitled generally to an additional payment in an amount necessary to reimburse the executive officer for all excise taxes, and any other taxes that may be imposed on such reimbursement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based on our review of the copies of those reports which we have received, and written representations from our directors and officers, we believe that all filings required to be made by our directors and officers since July 1, 2003 were made on a timely basis except as noted below. With respect to Richard B. Mazess, two Form 4s were not timely filed; Form 4s for both transactions were subsequently filed. With respect to Michael D. Casey, Charles R. Klimkowski, Gary E. Nei and Edward Staiano, Form 4s, each for one transaction, were not timely filed; Form 4s for each transaction were subsequently filed.

COMMON STOCK PRICE PERFORMANCE GRAPH

      The Common Stock Price Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference therein.

      The graph below compares the cumulative total shareholder return on our common stock for the five-year period commencing June 1999 and ending June 2004 with the cumulative total shareholder return of Standard & Poor’s 500 Stock Index and Standard & Poor’s 600 Biotechnology Index.

	June 99	June 00	June 01	June 02	June 03	June 04

Bone Care International, Inc.	$100	$239	$268	$59	$141	$237
S&P 500 Index	$100	$107	$91	$75	$75	$89
S&P 600 BioTechnology Index	$100	$306	$336	$199	$209	$273

      The graph above assumes $100 was invested on June 30, 1999, in each of our common stock, the S&P 500 Index, and the S&P 600 BioTechnology Index. The graph also assumes the reinvestment of dividends.

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO THE 2003 STOCK INCENTIVE PLAN

      The shareholders of Bone Care approved the Bone Care International, Inc. 2003 Stock Incentive Plan (the “Original 2003 Plan”) at the annual meeting of shareholders in 2003. As of the date of this proxy statement, there are a total of approximately 224,250 shares remaining available for grants under the Original 2003 Plan and Bone Care’s 1996 Stock Option Plan and 2002 Stock Incentive Plan. Bone Care has determined that additional shares will be needed for future grants. The board of directors has approved, and recommends for the shareholders for their approval, an amendment to the Original 2003 Plan to (i) increase the number of shares available under the Original 2003 Plan to a total of 1,400,000 shares, of which not more than an additional 400,000 shares may be used for grants of restricted stock, restricted stock units, unrestricted stock or performance shares after the date of the amendment, (ii) provide specifically for the grant of restricted stock units under the Original 2003 Plan, (iii) increase from 10,000 to 20,000 the number of shares of common stock that non-employee directors receive pursuant to their annual stock option grant, and (iv) clarify that these annual stock option grants vest on the date of the annual shareholders meeting next following the date of grant. If the amendment to the Original 2003 Plan is approved by the shareholders of Bone Care, no additional grants will be made under Bone Care’s 1996 Stock Option Plan or Bone Care’s 2002 Stock Incentive Plan. The Original 2003 Plan, as amended by the proposed amendment, is referred to herein as the “2003 Plan.”

      The purposes of the 2003 Plan are to align the interests of our shareholders and the recipients of awards under the 2003 Plan by increasing the proprietary interest of recipients in Bone Care’s growth and success, to advance the interests of Bone Care by attracting and retaining directors, officers and other employees and to motivate those persons to act in the long-term best interests of Bone Care and its shareholders. Under the 2003 Plan, officers and other employees of the Company and its subsidiaries may be granted non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) stock appreciation rights (“SARs”), restricted stock, unrestricted stock, restricted stock units and performance shares. All employees of Bone Care and its subsidiaries (149 persons as of October 1, 2004) and the six non-employee directors continuing after the annual meeting will be eligible to participate in the 2003 Plan.

      The following is a summary of the 2003 Plan, which is qualified in its entirety by reference to the complete text of the 2003 Plan which is attached as exhibit A to this proxy statement.

Description of the 2003 Plan

      Administration. The 2003 Plan is administered by the compensation committee of the board of directors (the “Committee”) consisting of at least two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Code. Subject to the express provisions of the 2003 Plan, and except for options granted automatically to non-employee directors, the Committee has the authority to select eligible officers and other employees to receive awards under the 2003 Plan and to determine the terms and conditions of each award. Each award will be evidenced by a written agreement between Bone Care and the recipient of the award setting forth the terms and conditions of the award. The Committee also has authority to prescribe rules and regulations for administering the 2003 Plan and to decide questions of interpretation or application of any provision of the 2003 Plan. In addition, the Committee may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities, and may accelerate the exercisability or vesting of outstanding awards. Except with respect to awards to persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, and persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may delegate some or all of its power and authority to administer the 2003 Plan to our chief executive officer or other executive officer.

      Except in connection with a change in our capital structure or similar event, the Committee may not, without shareholder approval, reduce the exercise price of an outstanding option or base price of an outstanding SAR or cancel outstanding options or SARs and grant substitute awards with lower exercise or base prices.

      Available Shares. As of the date of this proxy statement, under the Original 2003 Plan, our 1996 Stock Option Plan and our 2002 Stock Incentive Plan, a total of approximately 224,250 shares were available for grant. If the amendment to the Original 2003 Plan is approved by the shareholders of Bone Care, (i) a total of 1,400,000 shares would be available for the grant of awards under the 2003 Plan, of which not more than an additional 400,000 shares may be used for grants of restricted stock, restricted stock units, unrestricted stock or performance shares after the date of the amendment, and (ii) no additional grants will be made under our 1996 Stock Option Plan or our 2002 Stock Incentive Plan.

      The number of shares of common stock available for awards under the 2003 Plan and the terms of each outstanding award will be adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a regular cash dividend. To the extent that shares of common stock subject to an outstanding option (except to the extent shares of common stock are issued or delivered by Bone Care in connection with the exercise of a tandem SAR), free-standing SAR, unrestricted stock award, restricted stock award, restricted stock unit award or performance share award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of the award or by reason of the delivery or withholding of shares of common stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then those shares of common stock again will be available for awards under the 2003 Plan.

      The maximum number of shares of common stock with respect to which options or SARs or a combination thereof may be granted under the 2003 Plan during any calendar year to any participant is 200,000, subject to adjustment as described above. The maximum number of shares of common stock with respect to which restricted stock awards or restricted stock unit awards subject to performance measures, or with respect to which performance share awards, may be granted under the 2003 Plan during any calendar year to any participant is 200,000, subject to adjustment as described above.

      Change in Control. In the event of (i) certain acquisitions of 50% or more of the then outstanding shares of common stock, (ii) a change in the board of directors resulting in the incumbent directors ceasing to constitute at least a majority of the board of directors, (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of Bone Care (unless, among other conditions, Bone Care’s shareholders receive more than 50% of the stock of the resulting company) or (iv) the consummation of a liquidation or dissolution of Bone Care, all outstanding awards will be surrendered to Bone Care in exchange for a cash payment except that, in the case of a merger or similar transaction in which the shareholders receive publicly traded common stock, all outstanding options and SARs immediately will become exercisable in full, all other awards immediately will vest, all performance measures will be deemed satisfied at the maximum level and each option, SAR and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

      Effective Date, Termination and Amendment. The Original 2003 Plan was effective as of November 19, 2003. The 2003 Plan will terminate on November 19, 2013, unless terminated earlier by the board of directors. The board of directors may amend the 2003 Plan at any time, subject to any requirement of shareholder approval required by applicable law and provided that no amendment may be made without shareholder approval if the amendment would (i) increase the number of shares of common stock available under the 2003 Plan, (ii) effect any change inconsistent with Section 422 of the Code or (iii) extend the term of the 2003 Plan.

      Stock Options and Stock Appreciation Rights — General. Under the 2003 Plan, the Committee may grant to eligible participants non-qualified stock options and incentive stock options to purchase shares of common stock. The Committee may also grant SARs either independently of, or in tandem with, a stock option. The exercise of an SAR entitles the holder to receive shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and base price of the SAR. Except for non-qualified stock options automatically granted to non-employee directors, the Committee will determine the terms of each option and SAR, including the number and exercise price or base price of the shares subject to the option or SAR, the term of the option or SAR and the conditions to the exercisability of the option or SAR, subject to the limitations set forth below. Upon exercise of an option, the purchase price must be paid in the manner set forth in the agreement relating to the option. The agreement may provide for payment in cash, by delivery of certain previously acquired shares of common stock, by delivery of an irrevocable notice of exercise to a broker-dealer acceptable to us or by a combination of cash and delivery of certain previously acquired shares of common stock.

      Non-Qualified Stock Options and Stock Appreciation Rights. The exercise price of a non-qualified stock option and the base price of an SAR will be determined by the Committee, except that the price per share will not be less than 100% of the fair market value of a share of common stock on the date of grant and except that the base price of an SAR granted in tandem with an option will be the exercise price of the option.

      If the holder of a non-qualified stock option or SAR terminates employment or service by reason of disability or death, unless otherwise specified in the agreement relating to the option or SAR, the option or SAR will be fully exercisable and may thereafter be exercised until the earlier of one year after the date of termination (or any other period set forth in the award agreement) and the expiration of the option or SAR. If the holder of a non-qualified stock option or SAR terminates employment or service by reason of retirement on or after age 60, unless otherwise specified in the agreement relating to the option or SAR, the option or SAR will be exercisable only to the extent that the option or SAR is exercisable on the effective date of the termination and may thereafter be exercised until the earlier of two years after the date of the termination (or any other period set forth in the award agreement) and the expiration of the option or SAR. If the employment or service of a holder of a non-qualified stock option or SAR is terminated by Bone Care for cause, the option or SAR automatically will be canceled on the date of termination. If the holder of a non-qualified stock option or SAR terminates employment or service for any reason other than disability, death, retirement on or after age 60 or for cause, unless otherwise specified in the award agreement, the option or SAR will be exercisable only to the extent that it is exercisable on the effective date of termination and may thereafter be exercised until the earlier of three months after the date of the termination (or any other period set forth in the award agreement) and the expiration of the option or SAR.

      Incentive Stock Options. No incentive stock option will be exercisable later than ten years after its date of grant, and in the case of a recipient of an incentive stock option who owns more than 10% of the voting power of all shares of capital stock of Bone Care (a “ten percent holder”), the option must be exercised no later than five years after its date of grant. The exercise price of an incentive stock option will not be less than 100% of the fair market value of the common stock on the date of grant of the option, except that if the recipient of an incentive stock option is a ten percent holder, the exercise price will be not less than the price required by the Code, currently 110% of the fair market value of the common stock on its date of grant. To the extent that the aggregate fair market value of common stock with respect to which an incentive stock option is exercisable for the first time by an individual during a calendar year exceeds the amount established by the Code, currently $100,000, the option will be treated as a non-qualified stock option.

      If the holder of an incentive stock option terminates employment by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code), unless otherwise specified in the option agreement, the option will be fully exercisable and may thereafter be exercised until the earlier of one year after the date of termination (or any shorter period set forth in the option agreement) and the expiration of the option. If the holder of an incentive stock option terminates employment by reason of death, unless otherwise specified in the option agreement, the option will be fully exercisable and may thereafter be exercised until the earlier of one year after the date of death (or any other period set forth in the option agreement) and the expiration of such option. If the employment of a holder of an incentive stock option is terminated by Bone Care for cause, the option automatically will be canceled on the date of the termination. If the holder of an incentive stock option terminates employment for any reason other than permanent and total disability, death or for cause, unless otherwise specified in the option agreement, the option will be exercisable to the same extent as set forth above with respect to non-qualified stock options and may thereafter be exercised until the earlier of three months after the date of termination and the expiration of the option. If the holder of an incentive stock option dies during the period of exercisability of the option following termination of employment by reason of permanent and total disability or for any other reason other than for cause, unless otherwise set forth in the option agreement, the option will be exercisable only to the extent that it is exercisable on the date of the holder’s death and may thereafter be exercised until the earlier of one year after the date of the holder’s death (or any other period set forth in the option agreement) and the expiration of the option.

      Non-Employee Director Options. Under the 2003 Plan, on the date of each annual meeting of Bone Care shareholders, each person who is a non-employee director of Bone Care on that date will be granted a non-qualified stock option to purchase 20,000 shares of common stock. Under the Original 2003 Plan, non-employee directors received an annual grant of a non-qualified stock option to purchase 10,000 shares of common stock. Each non-employee director of Bone Care who becomes such on a date other than the date of an annual shareholder meeting will be granted a non-qualified option to purchase a pro-rated portion of 20,000 shares. Each annual option grant and each pro-rated annual option grant will become exercisable on the date of the annual shareholder meeting following the date of grant. Each new non-employee director of Bone Care will be granted a non-qualified option to purchase 20,000 shares of common stock and a non-qualified option to purchase a number of shares of common stock (not to exceed 30,000) equal to the number of shares purchased by the non-employee director during the first 90 days after the director first becomes a director. Each such option will become exercisable in equal annual installments over the non-employee director’s initial term. Each option granted to a non-employee director will have an exercise price equal to 100% of the fair market value of a share of common stock on the date of grant and will expire 10 years after the date of grant. The number of shares subject to the options granted to a non-employee director are subject to adjustment in the event of a change in Bone Care’s capital structure or similar event.

      If the holder of a non-employee director option ceases to be a director of Bone Care by reason of disability or death, the non-employee director option will be fully exercisable and may thereafter be exercised until the earlier of one year after the date the holder ceased to be a director and the expiration of the option. If the holder of a non-employee director option ceases to be a director of Bone Care on or after age 60, the non-employee director option will be exercisable only to the extent that it is exercisable on the effective date of the holder’s ceasing to be a director and may thereafter be exercised until the earlier of two years after the date the holder ceased to be a director and the expiration of the option. If the holder of a non-employee director option ceases to be a director of Bone Care for any other reason, the non-employee director option will be exercisable only to the extent that it is exercisable on the effective date of the holder’s ceasing to be a director and may thereafter be exercised until the earlier of three months after the date the holder ceased to be a director and the expiration of the option. If the holder of a non-employee director option dies during any of the periods of exercisability following the holder’s ceasing to be a director of Bone Care as described above, the non-employee director option will be exercisable only to the extent that it is exercisable on the date of the holder’s death and may thereafter be exercised until the earlier of one year after the date of the holder’s death and the expiration of the option.

      Unrestricted Stock and Restricted Stock Awards. Under the 2003 Plan, the Committee may grant (i) unrestricted stock awards, which are vested upon grant, and (ii) stock awards which are subject to a restriction period (“restricted stock”). An award of restricted stock may be conditioned upon, or subject to, attainment of pre-established performance measures. Shares of restricted stock generally are subject to forfeiture if the holder does not remain continuously in the employment of or service to Bone Care during the restriction period or, if the restricted stock is subject to performance measures, if the performance measures are not attained during the restriction period, except that in the event of the termination of employment or service of a holder of a restricted stock award, any cancellation or forfeiture of the portion of the restricted stock award which is then subject to a restriction period will be subject to the terms set forth in the agreement relating to the award. Unless otherwise set forth in an award agreement, the holder of a restricted stock award will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

      Restricted Stock Units. Under the 2003 Plan, the Committee may grant restricted stock unit awards, which are subject to a restriction period (“restricted stock units”). An award of restricted stock units may be conditioned upon, or subject to, attainment of pre-established performance measures. Restricted stock units generally are subject to forfeiture if the holder does not remain continuously in the employment of or service to Bone Care during the restriction period or, if the restricted stock units are subject to performance measures, if the performance measures are not attained during the restriction period, except that in the event of the termination of employment or service of a holder of a restricted stock unit award, any cancellation or forfeiture of the portion of the restricted stock unit award which is then subject to a restriction period will be subject to the terms set forth in the agreement relating to the award. Upon termination of the restrictions related thereto, each restricted stock unit will be settled by delivery of one share of common stock. A participant holding restricted stock units will have no rights of a holder of common stock.

      Performance Share Awards. Under the 2003 Plan, the Committee also may grant performance share awards. Each performance share represents a right, contingent upon the attainment of pre-established performance measures within a specified performance period, to receive one share of common stock, which may be restricted stock, or the fair market value of one share of common stock in cash. Prior to the settlement of a performance share award in shares of common stock, the holder of the award will have no rights as a shareholder of Bone Care with respect to the shares of common stock subject to the award. Performance shares generally are subject to forfeiture if the pre-established performance measures are not attained during the performance period, except that in the event of the termination of employment or service of a holder of a performance share award, any cancellation or forfeiture of the portion of the performance share award which is then subject to a performance period will be subject to the terms set forth in the agreement relating to such award.

      Performance Measures. Under the 2003 Plan, the vesting or payment of performance share awards and the vesting of certain restricted stock awards or restricted stock unit awards will be subject to the satisfaction of performance measures. The exercisability of stock options or SARs also may be subject to the satisfaction of performance measures. Under the 2003 Plan, performance measures may include the following: common stock value, earnings per share, return to shareholders (including dividends), return on assets, return on equity, earnings of the Company, revenues, market share, cash flow, cost reduction goals or any combination of the foregoing. The performance measures applicable to a particular award will be determined by the Committee. No performance measures currently have been designated by the Committee in connection with any award to be granted under the 2003 Plan.

      Nontransferability. Unless otherwise specified in the agreement relating to an award, no award granted under the 2003 Plan will be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by Bone Care.

Federal Income Tax Consequences

      The following is a brief summary of the United States federal income tax consequences of awards made under the 2003 Plan. The following should not be relied upon as being a complete description of those consequences and does not address the state, local or other tax consequences of awards made under the 2003 Plan.

      Stock Options. A participant will not recognize taxable income at the time of grant of a stock option. A participant will recognize compensation taxable as ordinary income upon exercise of a non-qualified stock option equal to the excess of the fair market value, on the date of exercise, of the shares purchased over their exercise price, and Bone Care generally will be entitled to a corresponding deduction. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the participant, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and Bone Care will not be entitled to any deduction. If, however, the shares are disposed of within the above-described period, then in the year of the disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon the disposition and the fair market value of the shares on the date of exercise over the exercise price, and Bone Care generally will be entitled to a corresponding deduction.

      SARs. A participant will not recognize taxable income at the time of grant of an SAR. A participant will recognize compensation taxable as ordinary income upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of any cash paid by Bone Care upon that exercise, and Bone Care generally will be entitled to a corresponding deduction.

      Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock and Bone Care will not be entitled to a deduction at that time, unless the participant makes an election to be taxed at the time the shares of restricted stock are granted. If that election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by Bone Care as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid and Bone Care will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

      Unrestricted Stock. A participant will recognize compensation taxable as ordinary income at the time of grant of shares of unrestricted stock in an amount equal to the then fair market value of the shares, and Bone Care will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

      Restricted Stock Units. A participant will not recognize taxable income at the time a restricted stock unit award is granted and Bone Care will not be entitled to a tax deduction at that time. Upon the payment or settlement of any such award with unrestricted shares of common stock, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Bone Care. This amount is deductible by

Bone Care as compensation expense, except to the extent the deduction limit of Section 162(m) of the Code applies.

      Performance Shares. A participant will not recognize taxable income at the time of grant of performance shares. Upon the settlement of performance shares, a participant will recognize compensation taxable as ordinary income equal to the fair market value of any shares delivered and the amount of any cash paid by Bone Care and Bone Care generally will be entitled to a corresponding deduction.

      Tax Withholding. The compensation taxable as ordinary income recognized by a participant (other than a non-employee director) in connection with an award under the 2003 Plan will be subject to withholding of tax by Bone Care.

      Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers other than the chief executive officer. However, certain types of compensation paid to those executives are not subject to the $1 million deduction limit. One type is “qualified performance-based compensation.” Qualified performance-based compensation must satisfy all of the following requirements: (i) the compensation must be payable solely on account of the attainment of preestablished objective performance measures, (ii) the performance measures must be determined by a committee consisting solely of two or more “outside directors,” (iii) the material terms under which the compensation is to be paid, including the performance measures, must be approved by a majority of the corporation’s shareholders and (iv) the committee administering the plan must certify that the applicable performance measures were satisfied before payment of any performance-based compensation is made. The Committee will consist solely of two or more “outside directors” as defined for purposes of Section 162(m) of the Code. As a result, and based on regulations published by the United States Department of the Treasury, certain compensation under the 2003 Plan, such as that payable with respect to options, SARs, restricted stock with restrictions based upon the attainment of performance measures and performance awards, is not expected to be subject to the $1 million deduction limit under Section 162(m) of the Code, but other compensation under the 2003 Plan, such as that payable with respect to unrestricted stock and restricted stock with restrictions not based upon the attainment of performance measures, is expected to be subject to such limit.

      The following table sets forth the aggregate number of shares of common stock underlying options which would be granted automatically to non-employee directors each year:

Position	Number of Shares

All Non-Employee Directors as a Group (6 persons)	120,000

      The exercise price per share would be 100% of the fair market value of a share of common stock on the date of grant. On October 12, 2004, the closing sale price of common stock on the Nasdaq National Market was $22.80 per share. The general terms of each option are described above under “Non-Employee Director Options” in “Proposal 2 — Approval of Amendment to the 2003 Stock Incentive Plan.”

      The options to be granted to the persons listed under “Summary Compensation Table” during the fiscal year ending June 30, 2005 are not determinable. The options granted to those persons during the fiscal year ended June 30, 2004 are listed under “Option Grants in 2004”.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2003 STOCK INCENTIVE PLAN.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED COMMON AND PREFERRED STOCK

      Currently our articles of incorporation authorize us to issue up to 28 million shares of common stock and 2 million shares of preferred stock. As of October 12, 2004, we had outstanding 19,420,935 shares of common stock and no shares of preferred stock, and had reserved for issuance approximately 2.6 million shares of common stock pursuant to our stock incentive plans (which would be increased to approximately 4 million shares if Proposal No. 2 is approved by the shareholders). Accordingly, as of October 12, 2004, a balance of less than 6 million shares of common stock was available and unreserved for future issuance (which would be reduced to less than 5 million shares if Proposal No. 2 is approved by the shareholders.)

      Our board of directors believes that it is in the best interests of our company and its shareholders that the company have the flexibility to issue or reserve additional shares of common stock, without the expense and delay of a special shareholders’ meeting. The availability of additional shares will enhance our ability to issue stock in connection with stock issuances to raise capital or effect acquisitions, stock splits, stock dividends, employee benefit programs or for other corporate purposes. We have no current intention or plans to issue the additional authorized shares of common or preferred stock.

      Accordingly, the board of directors has approved, and recommends to shareholders that they adopt, an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 28 million shares to 75 million shares and to increase the number of authorized shares of preferred stock from 2 million shares to 10 million shares.

      The first sentence of ARTICLE III of the articles of incorporation of Bone Care would be amended to read in its entirety as follows:

The number of shares of capital stock which the corporation shall be authorized to issue is Eighty Five Million (85,000,000) shares, divided into Seventy Five Million (75,000,000) shares of common stock, no par value per share, and Ten Million (10,000,000) shares of preferred stock, $.001 par value per share.

      While the increase in the authorized shares is not being proposed for this reason, the availability of the additional shares could be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management by increasing the aggregate outstanding shares, and therefore the number of shares required to accomplish such a transaction. The board of directors may approve the issuance of previously authorized shares of common or preferred stock at such times and to such persons as it may determine to be in the best interests of our company and our shareholders, except for certain transactions involving the issuance of stock for which the Nasdaq rules require prior shareholder approval. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, even if the transaction were favored by the current shareholders. The issuance of additional shares could also have a dilutive effect on earnings per share and, because the shareholders of Bone Care have no preemptive rights, on the equity ownership of the current holders of common stock.

      As described under Proposal No. 4, the certificate of incorporation for Bone Care Delaware authorizes 75 million shares of common stock and 10 million shares of preferred stock. Accordingly, if Proposal No 4 is approved by the shareholders, it will not be necessary to amend our articles of incorporation as described in this Proposal No. 3 and the proposed amendment will not be effected.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK.

PROPOSAL 4 — APPROVAL OF THE AGREEMENT AND PLAN OF MERGER

TO EFFECT THE REINCORPORATION OF THE COMPANY UNDER THE LAWS OF THE STATE OF DELAWARE

      The board of directors has unanimously approved, and for the reasons described below recommends that the shareholders approve, a reorganization in which the company’s state of incorporation would be changed from Wisconsin to Delaware. This change would be accomplished by merging the company (referred to in this proposal as “Bone Care Wisconsin”) into a wholly-owned Delaware subsidiary (referred to in this proposal as “Bone Care Delaware”), which will be formed for this purpose, with each share of Bone Care Wisconsin’s outstanding common stock being exchanged for one share of common stock of Bone Care Delaware. Upon completion of the merger, all of the previously outstanding shares of common stock of Bone Care Wisconsin will be automatically converted into shares of common stock of Bone Care Delaware. The proposed reorganization will be accomplished pursuant to the terms of an agreement and plan of merger between Bone Care Wisconsin and Bone Care Delaware, a copy of which is attached to this Proxy Statement as exhibit B, and all statements herein concerning such document are qualified in their entirety by reference to the provisions thereof.

      At and after the effective date of the merger, each certificate that previously represented shares of common stock of Bone Care Wisconsin will represent shares of common stock of Bone Care Delaware into which those shares of common stock of Bone Care Wisconsin have been converted as a result of the merger. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF BONE CARE WISCONSIN TO HAVE THEIR STOCK CERTIFICATES EXCHANGED FOR STOCK CERTIFICATES REPRESENTING THE SHARES OF BONE CARE DELAWARE. The shares of common stock of the company are listed for trading on the Nasdaq National Market and will continue to be traded on the Nasdaq National Market, without interruption, after the reincorporation. The reorganization will not result in any change in the name, business, management, assets, liabilities or net worth of Bone Care, and it will not cause the relocation of its corporate offices, management, or employees. The directors of Bone Care Wisconsin, including those elected at the annual meeting will become the directors of Bone Care Delaware upon completion of the reincorporation. Bone Care Delaware will be governed by Delaware law, and a new certificate of incorporation and bylaws will take effect, resulting in certain changes in the rights of shareholders as described below.

      Shareholders should note that approval of the proposed agreement and plan of merger to effect the reorganization will constitute approval of the assumption by Bone Care Delaware of the 2003 Stock Incentive Plan (including the amendment to that plan if it is approved at the meeting) and the 2003 and 1996 Stock Incentive Plans of the Company, and approval of the Certificate of Incorporation of Bone Care Delaware.

      The affirmative vote of holders of 60% of all of the outstanding shares of common stock outstanding on the record date will be required to approve the agreement and plan of merger. If approved by the shareholders, it is anticipated that the reorganization would be completed within 60 days of shareholder approval. However, the reorganization may be delayed or abandoned, either before or after shareholder approval, if circumstances arise which, in the opinion of the board of directors, make it inadvisable to proceed.

      Important aspects of the agreement and plan of merger and the resulting reorganization and reincorporation of the company in Delaware are outlined below.

      For many years Delaware has encouraged incorporation in that state by maintaining comprehensive, modern, and flexible corporate laws, which are periodically updated and revised to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. As a result, Delaware corporate law has a high degree of predictability and flexibility. In addition, an increasing number of major corporations are now incorporated in Delaware, and investors from all parts of the country and internationally are more familiar with Delaware law than with the corporate law of most other states, including Wisconsin. Accordingly, the board of directors of the company believes the company’s continued growth will be aided by its reincorporation in Delaware.

      In addition to these general reasons, the board of directors has recommended the proposed reorganization of the company under Delaware law because it will permit the Company to limit the liability of its shareholders and directors and to provide indemnification to its officers, directors, and employees with greater certainty than is presently possible under Wisconsin law. The company seeks to retain the most capable individuals available to serve as its officers and directors. The board of directors believes that the adoption of the reincorporation could be a significant factor in attracting such individuals and in encouraging existing directors and officers to continue to serve in these capacities and freeing them to make corporate decisions on the merits rather than out of a desire to avoid personal liability. It should be noted that there may be an inherent conflict of interest in the board of directors’ recommendation of the proposed reorganization due to the interest of the members of the board of directors in obtaining the protection of such limited liability provisions.

      Wisconsin law provides that shareholders of a Wisconsin corporation are personally liable for, in the case of shares without par value (such as our shares of common stock), up to an amount equal to the price for which shares were issued, for all debts owing to employees for services performed for the corporation, although shareholders of a Wisconsin corporation are not liable for wages to employees in excess of six months’ service for any individual employee. Delaware law contains no similar provision.

      The proposed reorganization does not result from any pending legal action against the officers, directors or employees of the company. Similarly, the board of directors has no present knowledge of any proposed tender offer or other attempt to change the control of the company, and no tender offer or other type of change of control is presently pending or has occurred in the past. Nonetheless, if a takeover were attempted in the future, the laws of Delaware may improve the company’s ability to defend itself and/or negotiate the highest possible return for shareholders.

Changes in Bone Care’s Certificate of Incorporation and Bylaws to be Effected by Reincorporation

      The following discussion summarizes the material differences between the current articles of incorporation and bylaws of Bone Care Wisconsin and the proposed certificate of incorporation and bylaws of Bone Care Delaware (collectively and sometimes referred to hereafter as the “charter documents”) and between the applicable corporate laws of Wisconsin and Delaware. A copy of the certificate of incorporation of Bone Care Delaware is attached hereto as exhibit C, and all statements herein concerning such document are qualified in their entirety by reference to the provisions thereof. The certificate of incorporation and bylaws of Bone Care Delaware would govern Bone Care Delaware following completion of the merger. Approval of the reorganization by the shareholders and completion of the merger by Bone Care Wisconsin will result in the adoption of all the provisions set forth in the Bone Care Delaware certificate of incorporation.

Limitation of Liability for Directors

      Although both the Wisconsin Business Corporation Law (“Wisconsin corporation law”) and the Delaware General Corporation Law (“Delaware corporation law”) limit the personal liability of directors to the corporation and its shareholders, but not third parties, there are, nonetheless, certain minor differences, as noted below.

      Unless a company’s articles of incorporation specifically provide otherwise, and Bone Care Wisconsin’s articles do not, Wisconsin corporation law provides an automatic limitation on liability which provides that directors are not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders except in the following circumstances: (i) a willful failure to deal fairly with the corporation or its shareholders in a matter in which the director has a material conflict of interest; (ii) a violation of criminal law, unless the director had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit; or (iv) willful misconduct.

      Delaware corporation law permits a corporation to include a provision in its certificate of incorporation which eliminates the personal liability of a director for monetary damages arising from breaches of his or her fiduciary duties to the corporation or its shareholders, except for liability (i) for a breach of the director’s duty of loyalty to the company or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) under Section 174 of Delaware General Corporation Law, relating to unlawful payments of dividends or unlawful stock repurchases or redemptions and (iv) for any transaction from which the director derived an improper personal benefit. Such a provision is included in the proposed certificate of incorporation for Bone Care Delaware. The limitation of liability does not apply to any liabilities arising under federal or state securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. The limitation of liability with respect to Bone Care Delaware will not extend to acts or omissions of a director which occurred before the date on which the certificate of incorporation became effective.

      In general, under both Wisconsin and Delaware corporation law and the respective charter documents, a director may not be held liable to the company or its shareholders for monetary damages arising out of the director’s negligence, gross negligence, or lack of due care in carrying out his or her fiduciary duties as a director. After the reincorporation, and under Delaware corporation law and the proposed certificate of incorporation for Bone Care Delaware, a director could be held liable to the company or its shareholders only if the director either acted in bad faith or in breach of the director’s duty of loyalty to the company, engaged in intentional misconduct, knowingly derived an improper personal benefit, or approved an illegal dividend or stock repurchase. Although not significantly different than the “willful failure to deal fairly” and “willful misconduct” exceptions to limited liability under Wisconsin corporation law, the effect of including the permitted limitation of liability provisions in the certificate of incorporation for Bone Care Delaware may be to limit or eliminate an effective remedy that would otherwise be available to a shareholder dissatisfied with decisions of the board of directors. The company believes, however, that directors are primarily motivated to exercise due care in managing the company’s affairs by concern for the best interests of the company and its shareholders, not the fear of potential monetary damage awards. Accordingly, the company believes that the reincorporation would not diminish the board of directors’ high standard of corporate governance or the accountability of directors to the company and its shareholders.

Indemnification for Directors, Officers, Employees, and Agents

      Under their respective and corresponding charter provisions, both Bone Care Wisconsin and Bone Care Delaware, are required to indemnify their directors and officers. Additionally, the charter documents of both companies provide that such indemnification shall not be exclusive of such other rights to indemnification as may be provided to the directors and officers by written agreement, vote of either the shareholders or directors, or otherwise. As discussed below, however, there are a number of differences between the indemnification provided by Wisconsin corporation law and the bylaws of Bone Care Wisconsin and that provided by Delaware corporation law and the proposed bylaws of Bone Care Delaware.

      Wisconsin corporation law and Bone Care Wisconsin’s bylaws require indemnification of the company’s directors and offices to the extent that they are successful on the merits in the defense of the proceeding. In all other cases, Bone Care Wisconsin’s bylaws also require indemnification unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owed to the corporation and the breach or failure to perform constituted any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in a matter in which the director has a material conflict of interest; (ii) a violation of criminal law, unless the director had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit; or (iv) willful misconduct. Bone Care Wisconsin cannot, under Wisconsin corporation law, indemnify its officers and directors for conduct falling into one of the foregoing excepted categories even if such indemnification were to be set forth in a separate agreement or a resolution of the board of directors or the shareholders of the company. Under Bone Care Wisconsin’s bylaws, the officer or director seeking indemnification, other than in cases where he or she has prevailed upon the merits, may select one of the following methods for determining his or her right to indemnification: (i) majority vote of disinterested directors; (ii) independent legal counsel selected by the board of directors; (iii) a panel of three arbitrators; (iv) shareholder vote; (v) court order or (vi) any other method provided for in any additional right to indemnification. Even where an officer or director would not be entitled to indemnification because of a breach or failure to perform, they may still obtain court-ordered indemnification if the court determines that they are fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

      Wisconsin corporation law allows, and the bylaws of Bone Care Wisconsin require, advancement of expenses as incurred to officers and directors upon submission of their written request and written affirmation of their good faith belief that they have not breached or failed to perform their duties to the corporation and a written undertaking that they will repay the corporation the amounts advanced to them if indemnification is ultimately disallowed. Wisconsin corporation law requires indemnification of employees who are not officers or directors, to the extent that they are successful on the merits. Bone Care Wisconsin’s bylaws also require indemnification of its employees and agents to the same extent provided with respect to its officers and directors.

      As in Wisconsin, Delaware corporation law requires indemnification of directors and officers where they have been successful on the merits. In all other circumstances, Delaware corporation law generally permits indemnification for expenses incurred in the defense or settlement of a derivative or third-party action if there is a determination by majority vote of the directors who are not parties to such action, even though less than a quorum, or by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or, if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or by the shareholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable.

      The bylaws of Bone Care Delaware require indemnification of directors and officers of the corporation to the fullest extent permitted by Delaware corporation law as currently in effect or as it may be amended, except that in an action initiated by the officer or director, the company is only required to indemnify if the action was first authorized by the board of directors. The bylaws of Bone Care Delaware further provide that expenses incurred by an individual in his or her capacity as a director of Bone Care Delaware or in certain other capacities in defending a civil or criminal action shall be paid by Bone Care Delaware in advance of the final disposition of the matter upon receipt of an undertaking from the director to repay the sum advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by Bone Care Delaware as authorized by its bylaws.

Special Meetings of Shareholders

      Wisconsin corporation law and the bylaws of Bone Care Wisconsin provide that a special meeting of the shareholders may be called by the board of directors, the president or secretary of the company, or by the president upon receipt of a request in writing for a special meeting signed by the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed be considered at the special meeting.

      The bylaws of Bone Care Delaware provide that only the board of directors, the chairman of the board, the president, or the holders of a majority of the shares entitled to vote, may call a special meeting of the shareholders. Because only the shareholders holding a majority of the voting shares have the right to call a special meeting, shareholders in the minority cannot force shareholder consideration of a proposal prior to such time as the board believes such consideration to be appropriate.

Increase in Number of Authorized Shares of Common Stock

      As described under Proposal No. 3, currently the articles of incorporation of Bone Care Wisconsin authorize us to issue 28 million shares of common stock and 2 million shares of preferred stock. As of October 12, 2004, we had outstanding 19,420,935 shares of common stock and no shares of preferred stock, and has reserved for issuance approximately 2.6 million shares of common stock pursuant to our stock incentive plans (which would be increased to approximately 4 million shares if Proposal No. 2 is approved by the shareholders. Accordingly, as of October 12, 2004, a balance of less than 6 million shares of common stock was available and unreserved for future issuance (which would be reduced to less than 5 million shares if Proposal No. 2 is approved by the shareholders).

      Our board of directors believes that it is in the best interests of our company and its shareholders that the company have the flexibility to issue or reserve additional shares of common stock, without the expense and delay of a special shareholders’ meeting. The availability of additional shares will enhance our ability to issue stock in connection with stock issuances to raise capital or effect acquisitions, stock splits, stock dividends, employee benefit programs or for other corporate purposes. We have no current intention or plans to issue the additional authorized shares of common or preferred stock.

      Accordingly, the proposed certificate of incorporation of Bone Care Delaware authorizes 75 million shares of common stock and 10 million shares of preferred stock.

      While the increase in the authorized shares reflected in the certificate of incorporation of Bone Care Delaware is not being proposed for this reason, the availability of the additional shares could be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management by increasing the aggregate outstanding shares, and therefore, the number of shares required to accomplish such a transaction. The board of directors may approve the issuance of previously authorized shares of common or preferred stock at such times and to such persons as it may determine to be in the best interest of our company and our shareholders, except for certain transactions involving the issuance of stock for which the Nasdaq rules require prior shareholder approval. This increase in authorized shares therefore may have the effect of discouraging unsolicited takeover attempts, even if the transaction were favored by the current shareholders. The issuance of additional shares could also have a dilutive effect on earnings per share and, because the shareholders of the company have no preemptive rights, on the equity ownership of the current holders of common stock.

Other Provisions

      The certificate of incorporation of Bone Care Delaware contains other provisions which are similar to those currently contained in the articles of incorporation of Bone Care Wisconsin, including provisions (i) permitting the board of directors to fix the designation, powers, preferences and rights of one or more series of preferred stock, (ii) providing for the classification of the board of directors into three classes serving staggered terms of three years each and the removal of directors only upon an affirmative vote of 80% of the outstanding voting securities, (iii) requiring an affirmative vote of 60% of the outstanding voting securities for approval of business combinations and (iv) requiring an affirmative vote of 80% of the outstanding voting securities for certain amendments to the certificate of incorporation. In addition, the certificate of incorporation of Bone Care Delaware will provide for a series of Series A Junior Participating Preferred Stock pursuant to the terms of the preferred stock purchase rights of Bone Care Delaware, which will reflect the same terms as the preferred stock purchase rights of Bone Care Wisconsin.

Other Significant Differences Between the Corporation Laws of Wisconsin and Delaware

      In addition to the foregoing changes in the charter documents of the company, the reincorporation will also effect a transfer from the jurisdiction of Wisconsin corporation law to Delaware corporation law as controlling on other aspects of corporate governance. The following provides a summary of the major substantive differences, other than those already discussed above under the changes to the charter documents, between the corporate laws of Wisconsin and Delaware. It is not an exhaustive description of the differences between the two states’ laws, and all statements herein are qualified by reference to the complete texts of the Wisconsin Business Corporation Law and Delaware General Corporation Law.

Liability for Shareholders

      Wisconsin law provides that shareholders of a Wisconsin corporation are personally liable for, in the case of shares without par value (such as our shares of common stock), up to an amount equal to the price for which shares were issued, for all debts owing to employees for services performed for the corporation, although shareholders of a Wisconsin corporation are not liable for wages to employees in excess of six months’ service for any individual employee. Delaware law contains no similar provision.

Restrictions on Certain Business Combinations

      Both Wisconsin and Delaware have enacted laws designed to make certain kinds of hostile corporate takeovers, or other transactions involving one or more of a corporation’s significant shareholders more difficult. Generally, under the corporate laws of Wisconsin and Delaware, resident corporations are prohibited from engaging in a “business combination” with an “interested shareholder” for three years following the date that such person or entity became an interested shareholder. In Wisconsin, an “interested shareholder” is generally defined as a person or entity owning 10% or more of the corporation’s outstanding voting stock. In Delaware, the threshold is 15% or more of the outstanding voting stock. There are also certain exceptions to the three year moratorium, which exceptions vary between Wisconsin and Delaware. Wisconsin also places certain restrictions on business combinations occurring more than three years after the date on which the interested shareholder acquired the stock. Delaware does not impose such additional restrictions on business combinations.

Cumulative Voting

      Wisconsin corporation law prohibits cumulative voting for directors unless it is specifically authorized in the corporation’s articles of incorporation. Bone Care Wisconsin’s articles of incorporation do not contain any such authorization. Under Delaware corporation law, the certificate of incorporation may provide for cumulative voting in the election of directors. The proposed certificate of incorporation of Bone Care Delaware does not provide for cumulative voting and specifically denies the shareholders the right to cumulate their votes for directors or for any other matter. Thus, following reincorporation, shareholders will continue not to have cumulative voting rights unless the certificate of incorporation is amended to provide such rights, and under the proposed Delaware Certificate of Incorporation, an amendment to the article denying cumulative voting rights requires a super-majority of 66 and  2/3 percent of all outstanding shares. The continued absence of cumulative voting rights limits the ability of minority shareholders to obtain representation on the board of directors.

Inspection of Shareholder List

      Both Wisconsin and Delaware require corporations to allow shareholders to inspect the shareholder list. Wisconsin corporation law requires that the list be made available to shareholders, their agents, or attorneys, beginning two business days after notice of the meeting is given and continuing to the date of the meeting and at the meeting. Delaware corporation law requires the list be made available to any shareholder for any purpose germane to the meeting beginning at least 10 days prior to the meeting and continuing to the date of and at the meeting. Wisconsin specifically provides that shareholders are entitled to copy the list and that if the list is not made available at the required times, the shareholder may petition the circuit court for the county in which the corporation has its principal offices for an order requiring the list be made available and/or to postpone the meeting. Delaware does not include these same terms but does make directors who refuse to provide the list ineligible for election at the meeting.

Dividends and Repurchase of Shares

      Wisconsin corporation law permits a corporation to authorize and make distributions, including dividends, redemptions, or other acquisitions of its shares, but only if the corporation is able to pay its debts as they become due and the corporation’s total assets are equal to or greater than its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.

      Delaware corporation law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware corporation law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair its capital.

Dissenters’ Appraisal Rights

      Under both Wisconsin and Delaware corporation law, a shareholder of a corporation participating in certain major transactions may, under varying circumstances, be entitled to receive appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration that he or she would otherwise receive in the transaction. In both states, the fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the proposed transaction. Under Wisconsin corporation law, such appraisal rights are not available if (a) the corporation is subject to a court-ordered plan of reorganization under federal statute; or (b) the class or series of the shareholders’ shares are listed on either a national securities exchange or quoted on the NASDAQ system. Under Delaware corporation law, appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; or (b) if the shares are either listed on a national securities exchange, or designated as a national market system security on NASDAQ, or are held of record by more than 2,000 holders.

Dissolution

      Under Wisconsin corporation law, a corporation’s board of directors must first propose dissolution for submission to the shareholders who must approve the proposal by a majority of all the votes entitled to be cast on the proposal. Under Delaware corporation law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the shareholders entitled to vote thereon. If the dissolution is approved by the board of directors, it may be approved by a simple majority of all the votes entitled to be cast on the proposal.

Federal Income Tax Consequences

      The reorganization provided for in the agreement and plan of merger is intended to be tax free under the Internal Revenue Code. Assuming that the reincorporation qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, no gain or loss will be recognized to the holders of Bone Care Wisconsin shares as a result of the consummation of the reorganization, and no gain or loss will be recognized by Bone Care Wisconsin or Bone Care Delaware. Each former holder of Bone Care Wisconsin shares will have the same basis in the Bone Care Delaware stock received by such holder pursuant to the reorganization as the holder had in the Bone Care Wisconsin shares held by such holder at the time of the consummation of the reorganization, and his or her holding period with respect to such Bone Care Delaware stock will include the period during which the holder held the corresponding Bone Care Wisconsin shares, provided the latter were held by the holder as capital assets at the time of the consummation of the reorganization.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE

AGREEMENT AND PLAN OF MERGER.

PROPOSAL 5 — RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

      The audit committee of the board of directors has selected Deloitte & Touche LLP to audit our financial statements for the fiscal year ending June 30, 2005. Deloitte & Touche LLP audited our financial statements for the fiscal year ended June 30, 2004.

      It is expected that a representative of Deloitte & Touche LLP will attend the 2004 annual meeting, with the opportunity to make a statement if they should desire, and will be available to respond to appropriate questions.

      Approval of the ratification of the selection of Deloitte & Touche LLP will require that the number of votes cast favoring approval exceeds the number of votes cast opposing the proposal. Unless otherwise specified, the shares of common stock represented by the proxies being solicited will be voted “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

OTHER BUSINESS

      The board knows of no other business which will come before the annual meeting. If any other matters shall properly come before the annual meeting, your authorized proxies will vote on such matters in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

      The bylaws of the Company provide that no business may be conducted at an annual meeting (including proposed nominations of persons for election to the board) unless properly brought before the meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice to the corporate secretary of Bone Care, received at our principal executive offices, not less than 60 days nor more than 90 days prior to the meeting or, if less than 70 days’ notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which the public disclosure was made. Our Bylaws also contain requirements for the information that must be contained in the shareholder’s notice. Copies of the applicable Bylaw provisions may be obtained, without charge, upon written request to the corporate secretary of the Company at its principal executive offices. The 2005 annual meeting is expected to be held on November 15, 2005. Accordingly, a shareholder proposal or nomination intended to be brought before the 2005 annual meeting must be received by the secretary on or after August 17, 2005 and on or prior to September 16, 2005.

      In order to be considered for inclusion in our proxy materials for the 2005 annual meeting of shareholders, written notice of any shareholder proposal must be delivered or mailed to and received at our principal executive offices by June 24, 2005, at 1600 Aspen Commons, Middleton, Wisconsin 53562.

COSTS OF SOLICITATION

      We will pay the costs of soliciting proxies, including printing, handling and mailing of this proxy statement, the proxy and related material furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, custodians, nominees and fiduciaries holding shares of common stock in their names which are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding proxy material to the beneficial owners. Certain officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph, and facsimile or in person. These persons will receive no extra compensation for their services. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee estimated at $10,000, plus customary out of pocket expenses.

By Order of the Board of Directors,

President and Chief Executive Officer

Middleton, Wisconsin

October 22, 2004

EXHIBIT A TO PROXY STATEMENT

BONE CARE INTERNATIONAL, INC.

2003 STOCK INCENTIVE PLAN
AS AMENDED AS OF
November 23, 2004

INTRODUCTION

      1.1. Purposes.

      The purposes of the Bone Care International, Inc. 2003 Stock Incentive Plan (the “Plan”) of Bone Care International, Inc., a Wisconsin corporation (the “Company”), are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

      1.2. Certain Definitions.

      “Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

      “Board” shall mean the Board of Directors of the Company.

      “Cause” shall mean (i) the willful failure to perform the duties assigned by the Company (other than a failure resulting from the holder’s Disability), (ii) the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, constitutes gross negligence or no longer conforms to the standard of the Company’s executives or employees or (iii) any act of fraud, embezzlement, theft or other act of dishonesty, admission or conviction of a felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation, or the violation of any statutory or common law duty of loyalty to the Company or any Subsidiary.

      “Change in Control” shall have the meaning set forth in Section 6.8(b).

      “Code” shall mean the Internal Revenue Code of 1986, as amended.

      “Committee” shall mean the committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

      “Common Stock” shall mean the common stock, without par value, of the Company, together with associated preferred stock purchase rights.

      “Company” shall have the meaning set forth in Section 1.1.

      “Corporate Transaction” shall have the meaning set forth in Section 6.8(b)(3).

      “Director Commencement Date” shall have the meaning set forth in Section 3.2.

      “Disability” shall mean the inability of the holder of an award to perform substantially such holder’s duties and responsibilities for at least 180 consecutive days as a result of the holder’s physical or mental illness, as determined solely by the Committee.

      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported in the Nasdaq Stock Market on the date as of which such value is being determined or, if the Common Stock is not listed on Nasdaq, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

      “Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be

Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

      “Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

      “Incumbent Board” shall have the meaning set forth in Section 6.8(b)(2).

      “Mature Shares” shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

      “Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

      “Non-Qualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

      “Outstanding Common Stock” shall have the meaning set forth in Section 6.8(b)(1).

      “Outstanding Voting Securities” shall have the meaning set forth in Section 6.8(b)(1).

      “Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award. Such criteria and objectives may include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing.

      “Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

      “Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such share of Common Stock in cash.

      “Performance Share Award” shall mean an award of Performance Shares under this Plan.

      “Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

      “Person” shall have the meaning set forth in Section 6.8(b)(1).

      “Plan” shall have the meaning set forth in Section 1.1.

      “Post-Termination Exercise Period” shall mean the period specified in or pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(d) or Section 2.3(e) following termination of employment with or service to the Company during which an option or SAR may be exercised.

      “Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period.

      “Restricted Stock Award” shall mean an award of Restricted Stock or Restricted Stock Units under this Plan.

      “Restricted Stock Unit” shall mean a right, which is subject to a Restriction Period, to receive one share of Common Stock.

      “Restriction Period” shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

      “Retirement” shall mean termination of employment with or service to the Company by reason of retirement on or after age 60.

      “SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

      “Stock Award” shall mean a Restricted Stock Award or an Unrestricted Stock Award.

      “Subsidiary” and “Subsidiaries” shall have the meanings set forth in Section 1.4.

      “Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

      “Tax Date” shall have the meaning set forth in Section 4.5.

      “Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

      “Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

      “Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.

      1.3. Administration.

      This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

      The Committee may delegate some or all of its power and authority hereunder to the Board or the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

      No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

      A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

      1.4. Eligibility.

      Participants in this Plan shall consist of such officers, other employees and directors (including Non-Employee Directors) and persons expected to become officers, other employees and directors of the Company and its subsidiaries from time to time (individually a “Subsidiary” and collectively the “Subsidiaries”) as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors shall be eligible to participate in this Plan in accordance with Article V.

      1.5. Shares Available.

      Subject to adjustment as provided in Section 6.7, 1,400,000 shares of Common Stock shall be available for awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, including Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Article V, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Share Awards. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance Share Award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan. Subject to adjustment as provided in Section 6.7, the maximum number of shares of Common Stock available for Stock Awards and Performance Share Awards granted on or after November 23, 2004, shall be 400,000 in the aggregate.

      Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

      To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 200,000, subject to adjustment as provided in Section 6.7, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any calendar year to any person shall be 200,000, subject to adjustment as provided in Section 6.7 and (iii) the maximum number of shares of Common Stock with respect to which Performance Share Awards may be granted during any calendar year to any person shall be 200,000, subject to adjustment as provided in Section 6.7.

II.     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      2.1. Stock Options.

      The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

      Options shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

      (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.

      (b) Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

      (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

      2.2. Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

      SARs shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

      (a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

      (b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

      (c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

      2.3. Termination of Employment or Service.

      (a) Disability. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of Disability, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option or SAR.

      (b) Retirement. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of Retirement, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is two years (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option or SAR.

      (c) Death. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR.

      (d) Other Termination. Subject to paragraph (e) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates for any reason other than Disability, Retirement or death or for Cause, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option or SAR.

      (e) Termination of Employment or Service — Incentive Stock Options. If the employment with the Company of a holder of an Incentive Stock Option terminates by reason of Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be fully exercisable (unless otherwise specified in the Agreement relating to the option), and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee’s termination of employment and (ii) the expiration date of the term of such option.

      If the employment with the Company of a holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such optionee shall be fully exercisable (unless otherwise specified in the Agreement relating to the option), and may thereafter be exercised by such optionee’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

      If the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability or death or for Cause, each Incentive Stock Option held by such optionee shall be exercisable to the extent set forth in Section 2.3(a), Section 2.3(b) or 2.3(d), as applicable (unless otherwise specified in the Agreement relating to the option), and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months after the effective date of such optionee’s termination of employment and (ii) the expiration date of the term of such option.

      (f) Death Following Termination of Employment or Service. Unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the applicable Post-Termination Exercise Period, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR.

      (g) Cause. Notwithstanding anything to the contrary in this Plan or in any Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR is terminated by the Company for Cause, each option and SAR held by such holder automatically shall be canceled on the effective date of such holder’s termination of employment or service.

III.     STOCK AWARDS

      3.1. Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award (and whether the Restricted Stock Award consists of Restricted Stock or Restricted Stock Units) or an Unrestricted Stock Award.

      3.2. Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

      (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Unrestricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

      (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock or Restricted Stock Units subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of all or a portion of the shares of Common Stock or Restricted Stock Units subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

      (c) Share Certificates. During the Restriction Period, a certificate or certificates representing an award of Restricted Stock may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the award of Restricted Stock. All certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the award of Restricted Stock in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period for an award of Restricted Stock or Restricted Stock Units (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of an Unrestricted Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

      (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to an award of Restricted Stock, and subject to the terms and conditions of an award of Restricted Stock, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. A holder of Restricted Stock Units shall have no rights of a holder of Common Stock.

      3.3.     Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee.

IV.     PERFORMANCE SHARE AWARDS

      4.1.     Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

      4.2.     Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

      (a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to a Performance Share Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

      (b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

      (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of

Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

      4.3.     Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee.

V.     PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

      5.1.     Eligibility.

      Each Non-Employee Director shall be granted options to purchase shares of Common Stock in accordance with this Article V. All options granted under this Article III shall be Non-Qualified Stock Options.

      5.2.     Automatic Grants of Stock Options.

      Each Non-Employee Director shall be granted Non-Qualified Stock Options as follows:

(a) Time of Grant. (i) On the date that each person first becomes a Non-Employee Director (a “Director Commencement Date”), such person shall be granted an option to purchase 20,000 shares of Common Stock, at a purchase price per share equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option.

(ii) On the date that is 90 days after a Non-Employee Director’s Director Commencement Date, such Non-Employee Director shall be granted an option to purchase a number of shares of Common Stock (not to exceed 30,000) equal to the number of shares of Common Stock purchased by such Non-Employee Director during the 90 day period beginning on such Director Commencement Date, at a purchase price per share equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option.

(iii) On the date of each annual meeting of shareholders of the Company, each person who is a Non-Employee Director on such date shall be granted an option to purchase 20,000 shares of Common Stock at a purchase price per share equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option.

(iv) If a Non-Employee Director’s Director Commencement Date is not on the date of an annual meeting of shareholders of the Company, then on such Director Commencement Date, such Non-Employee Director shall be granted an option to purchase a number of shares of Common Stock equal to 20,000 multiplied by a fraction, the numerator of which is the number of days from and including such Director Commencement Date until the date of the next following annual meeting of shareholders of the Company, at a purchase price per share equal to 100% of the Fair Market Value of a Share of Common Stock on the date of grant of such option.

(b) Exercise Period and Exercisability. Each option granted under Section 5.2(a)(i) or Section 5.2 (a)(ii) shall become fully exercisable in equal annual installments over the initial term as a director of the Non-Employee Director to whom such option is granted, each option granted under Section 5.2(a)(iii) or Section 5.2(a)(iv) shall become fully exercisable on the date of the annual meeting of shareholders of the Company next following the date of grant. Each option granted under this Section 5.2 shall expire ten years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Section 5.2 shall be exercisable in accordance with Section 2.1(c).

      5.3.     Termination of Directorship.

      (a) Disability. If the holder of an option granted under Section 5.2 ceases to be a director of the Company by reason of Disability, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year after the effective date of such holder’s ceasing to be a director and (ii) the expiration date of the term of such option.

      (b) Retirement. If the holder of an option granted under Section 5.2 ceases to be a director of the Company on or after age 60, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder’s ceasing to be a director and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is two years after the effective date of such holder’s ceasing to be a director and (ii) the expiration date of the term of such option.

      (c) Death. If the holder of an option granted under Section 5.2 ceases to be a director of the Company by reason of death, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option.

      (d) Other Termination. If the holder of an option granted under Section 5.2 ceases to be a director of the Company for any reason other than Disability, ceasing to be a director on or after age 60 or death, each such option held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder’s ceasing to be a director and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months after the effective date of such holder’s ceasing to be a director and (ii) the expiration date of the term of such option.

      (e) Death Following Termination of Directorship. If the holder of an option granted under Section 5.2 dies during the period set forth in Section 5.3(a) following such holder’s ceasing to be a director of the Company by reason of Disability, during the period set forth in Section 5.3(b) following such holder’s ceasing to be a director of the Company on or after age 60, or during the period set forth in Section 5.3(d) following such holder’s ceasing to be a director for any reason other than by reason of Disability or ceasing to be a director on or after age 60, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option.

VI.     GENERAL

      6.1.     Effective Date and Term of Plan.

      This Plan shall be submitted to the stockholders of the Company for approval at the 2003 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such meeting, shall become effective on the date of such approval. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards granted hereunder shall be null and void.

      6.2.     Amendments.

      The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

      6.3.     Agreement.

      No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the executed Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

      6.4.     Non-Transferability of Awards.

      Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

      6.5.     Tax Withholding.

      The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”) or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

      6.6.     Restrictions on Shares.

      Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or automated quotation system or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7.	Adjustment.

      In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities available for Stock Awards and Performance Share Awards, the number and class of securities subject to each outstanding option and the purchase price per security, the number and class of securities subject to each option to be granted to Non-Employee Directors pursuant to Article V, the maximum number of securities with respect to which options or SARs or a combination thereof, or Stock Awards or Performance Share Awards, may be granted during any calendar year to any person the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award or Performance Share Award, and the terms of each outstanding Restricted Stock Award or Performance Share Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price or base price, if any, of such award.

6.8.	Change in Control.

      (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

      (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option.

      (b) “Change in Control” shall mean:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 50% or more of the Outstanding Common Stock or 50% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and

(iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

6.9.	No Right of Participation or Employment.

      Except as provided in Article V, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.10.	Rights as Stockholder.

      No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.11.	Designation of Beneficiary.

      If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR.

      Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

      If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.12.	Governing Law.

      This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Wisconsin and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.13.	Foreign Employees.

      Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

6.14.	No Repricing of Awards.

      Notwithstanding anything in this Plan to the contrary and subject to Section 6.7, the exercise price or base price, as the case may be, of any award granted hereunder shall not be reduced after the date of grant of such award, and no award granted hereunder shall be canceled for the purpose of regranting a new award at a lower exercise price or base price, as the case may be, without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which the reduction of such exercise price or base price, or the cancellation and regranting of an award, as the case may be, is considered for approval.

EXHIBIT B TO PROXY STATEMENT

AGREEMENT AND PLAN OF MERGER

BONE CARE INTERNATIONAL, INC.

A WISCONSIN CORPORATION

AND

BONE CARE INTERNATIONAL, INC.

A DELAWARE CORPORATION

      This Agreement and Plan of Merger (this “Agreement”) is dated as of                     by and between Bone Care International, Inc., a Wisconsin corporation (“Bone Care Wisconsin”), and Bone Care International, Inc., a Delaware corporation (“Bone Care Delaware”). Bone Care Wisconsin and Bone Care Delaware are sometimes referred to as the “Constituent Corporations.”

RECITALS

      A. Bone Care Wisconsin is a corporation duly organized and existing under the laws of the State of Wisconsin and has an authorized capital of 30,000,000 shares, 28,000,000 of which are designated Common Stock and 2,000,000 of which are designated “Preferred Stock.” On the date hereof,                      shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued or outstanding.

      B. Bone Care Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 85,000,000 shares, 75,000,000 of which are designated Common Stock and 10,000,000 of which are designated “Preferred Stock.”. On the date hereof, 100 shares of Common Stock are issued and outstanding, all of which are held by Bone Care Wisconsin and no shares of Preferred Stock are issued or outstanding.

      C. The respective Boards of Directors of each Constituent Corporation have determined that it is advisable and in the best interests of such Constituent Corporation to merge Bone Care Wisconsin with and into Bone Care Delaware upon the terms and conditions herein provided and have approved this Agreement and directed that this Agreement be submitted to a vote of their respective shareholders and, if so approved, executed by the undersigned officers; and

      D. The Constituent Corporations intend that the merger described herein qualify as a “reorganization” under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Bone Care Wisconsin and Bone Care Delaware hereby agree as follows:

I.     Merger

      1.1. Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law and the Wisconsin Business Corporation Law, Bone Care Wisconsin shall be merged with and into Bone Care Delaware (the “Merger”) at the Effective Time (as defined in Section 1.2). Following the Merger, the separate existence of Bone Care Wisconsin shall cease and Bone Care Delaware shall continue as the corporation surviving the Merger (the “Surviving Corporation”).

      1.2. Filing and Effectiveness. The Merger shall become effective when a Certificate of Merger, executed in accordance with the requirements of the Delaware General Corporation Law, is filed with the Secretary of State of the State of Delaware. Such filing shall be made at such time as determined by the respective Boards of Directors of the Constituent Corporations which shall be after:

(a) The approval of this Agreement by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Wisconsin Business Corporation Law, including the approval of a plan of merger in accordance with Section 180.1103 of the Wisconsin Business Corporation Law;

(b) The filing with the Wisconsin Department of Financial Institutions of Articles of Merger, executed in accordance with the requirements of the Wisconsin Business Corporation Law.

      The date and time when the Merger becomes effective is the “Effective Time.”

      1.3. Effects of the Merger. At the Effective Time, the separate existence of Bone Care Wisconsin shall cease and the Merger shall have the effects set forth in this Agreement and the applicable provisions of the Delaware General Corporation Law and the Wisconsin Business Corporation Law. Bone Care Delaware, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in Bone Care Delaware as the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Bone Care Delaware as the Surviving Corporation as they were of each of the Constituent Corporations, but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

II.     Charter and By-laws; Directors and Officers

      2.1. Certificate of Incorporation; By-laws. The Certificate of Incorporation of Bone Care Delaware in effect immediately prior to the Effective Time will continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended. The By-laws of Bone Care Delaware in effect immediately prior to the Effective Time will continue in full force and effect as the By-laws of the Surviving Corporation until duly amended.

      2.2. Directors and Officers. The directors and officers of Bone Care Wisconsin at the Effective Time will be the directors and officers of the Surviving Corporation until their successors are duly elected and qualified or until their earlier resignation or removal.

III.     Conversion of Securities

      3.1. Bone Care Wisconsin Common Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or the holders of any securities of either Constituent Corporation, each share of Bone Care Wisconsin Common Stock issued and outstanding immediately prior thereto will be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation. The registered owner of any outstanding certificate for shares of Bone Care Wisconsin will thereafter and until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

      3.2. Bone Care Wisconsin Options and Rights. As of the Effective Time, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or the holders of any securities of either Constituent Corporation, the Surviving Corporation will assume and continue the stock option plans and all other employee benefit plans of Bone Care Wisconsin. Each outstanding option or right to purchase or otherwise acquire shares or other securities of Bone Care Wisconsin will become, without any action on the part of either of the Constituent Corporations or the holders of any securities of either of the Constituent Corporations, an option or right to purchase or otherwise acquire shares or other securities of the Surviving Corporation, on the same terms and conditions and at an exercise or purchase or other price per share or security equal to the exercise or purchase or other price per share or security applicable to any such Bone Care Wisconsin option or right to purchase or otherwise acquire at the Effective Time.

      A number of shares of the Surviving Corporation will be reserved for issuance upon the exercise of options, or rights to purchase or otherwise acquire equal to the number of shares or other securities of Bone Care Wisconsin so reserved immediately prior to the Effective Time.

      3.3. Bone Care Delaware Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or the holders of any securities of either Constituent Corporation, each share of Bone Care Delaware Common Stock issued and outstanding immediately prior thereto will be cancelled and returned to the status of authorized but unissued shares.

IV.     General

      4.1. Covenants of Bone Care Delaware. Bone Care Delaware agrees that it will, on or before the Effective Time take all actions as may be required by the Wisconsin Business Corporation Law to effect the Merger and to qualify Bone Care Delaware to do business in Wisconsin following the Merger.

      4.2. Further Assurances. When required Bone Care Delaware or by its successors or assigns, Bone Care Wisconsin shall execute and deliver any deeds and other instruments and take such other actions as may be appropriate or necessary to vest or perfect or conform of record the title and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Bone Care Wisconsin and otherwise to carry out the purposes of this Agreement. The officers and directors of Bone Care Delaware are fully authorized in the name and on behalf of Bone Care Wisconsin or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      4.3. Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Bone Care Wisconsin or of Bone Care Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Bone Care Wisconsin or by the sole stockholder of Bone Care Delaware, or by both.

      4.4. Amendment. The Board of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation may not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would materially and adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

      4.5. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware, 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

      4.6. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1600 Aspen Commons, Middleton, Wisconsin 53562, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

      4.7. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with the governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Wisconsin Business Corporation Law.

      4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Bone Care Delaware and Bone Care Wisconsin, is hereby executed on behalf of each of such two corporations and attested by their duly authorized officers.

BONE CARE INTERNATIONAL, INC.,
A DELAWARE CORPORATION

By:

Name:

Title:

ATTEST:

Name:

Title:

BONE CARE INTERNATIONAL, INC.,
A DELAWARE CORPORATION

By:

Name:

Title:

ATTEST:

Name:

Title:

EXHIBIT C TO PROXY STATEMENT

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BONE CARE INTERNATIONAL, INC.

ARTICLE I

      The name of this Corporation is BONE CARE INTERNATIONAL, INC.

ARTICLE II

      The Corporation’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, Delaware 19801.

ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

      The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 85,000,000 shares which shall be divided into two classes as follows:

(a) 10,000,000 shares of Preferred Stock of the par value of $0.01 per share (“Preferred Stock”); and

(b) 75,000,000 shares of Common Stock, no par value (“Common Stock”)

ARTICLE V

      A statement of the voting powers and of the designations, preferences and relative, participating optional or other special rights, and the qualifications, limitations and restrictions thereof, of each class of capital stock of the Corporation, is as follows:

      (1) In General

      No holders of shares of this Corporation of any class, or of bonds, debentures or other securities convertible into capital stock of any class, shall be entitled as of right to subscribe for, purchase, or receive any capital stock of any class whether now or hereafter authorized, or any bonds, debentures or other securities whether now or hereafter authorized, convertible into capital stock of any class, or any capital stock into which said bonds, debentures or other securities may be convertible, and all such additional shares of capital stock, debentures or other securities, together with the capital stock into which the same may be converted, may be issued and disposed of by the Board of Directors to such persons and on such terms and for such consideration (as far as may be permitted by law) as the Board of Directors in their absolute discretion may deem advisable.

      All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation.

      (2) Preferred Stock

      The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such capital stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is also expressly authorized to fix: the consideration for which the shares of such series are to be issued; the number of shares constituting such series; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of capital stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of capital stock of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; the redemption price or prices and other terms of redemption, if any, for shares of such series; and any and all other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series.

      (3) Common Stock

(a) Subject to preferences and rights to which holders of capital stock other than the Common Stock may have become entitled by resolution or resolutions of the Board of Directors as hereinbefore provided, such dividends (payable in cash, capital stock, or otherwise) as may be determined by the Board of Directors may be declared and paid out of funds legally available therefor upon the Common Stock from time to time.

(b) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to share ratably in all assets available for distribution to the shareholders, subject to preferences and rights to which the holders of capital stock other than the Common Stock may have become entitled by resolution or resolutions of the Board of Directors as hereinbefore provided.

(c) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of Common Stock shall be entitled to one vote for each of the shares held by them of record at the time for determining holders thereof entitled to vote.

ARTICLE VI

      (1) For the purpose of this Article VI, the term “Business Combination” shall mean any merger or consolidation of the Corporation with or into any other corporation, or the sale or lease or exchange of all or substantially all of the property and of the assets of the Corporation to any person.

      (2) The affirmative vote of the holders of 60% of all of the securities of the Corporation then entitled to vote at a meeting of shareholders, considered for the purposes of this Article VI as one class, shall be necessary for the adoption or authorization of any Business Combination with any person. The foregoing vote shall be in lieu of any lesser vote of the holders of the voting securities of the Corporation voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required by law, this Certificate of Incorporation or any agreement to which the Corporation is a party.

ARTICLE VII

      The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

ARTICLE VIII

      (1) Power of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

(a) to make, alter, amend or repeal the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the Board Directors that would have been valid if such By-Laws had not been adopted;

(b) to determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, meetings of the Board of Directors, as well as quorum and voting requirements (except as otherwise provided in this Certificate of Incorporation) for, and the manner of taking, action of the Board of Directors; and

(c) to exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and any By-Laws of the Corporation.

      (2) Number of Directors. The number of Directors constituting the entire Board of Directors shall be not less than 5 nor more than 12. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the specific number of Directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term “entire Board of Directors” means the total authorized number of Directors that the Corporation would have if there were no vacancies.

      (3) Classified Board. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the Directors shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of Directors to expire at the 2005 Annual Meeting of Stockholders, the initial term of office of the second class of Directors to expire at the 2006 Annual Meeting of Stockholders and the initial term of office of the third class of Directors to expire at the 2007 Annual Meeting of Stockholders. Commencing with the 2005 Annual Meeting of Stockholders, Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and upon the election and qualification of their successors. A person elected as a Director shall be deemed a Director as of the time of such election. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, if the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, an equal number of Directors in each class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of Directors in any two classes shall not exceed one.

      (4) Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his or their term of office, but only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, and any vacancy so created may be filled by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of such voting power.

ARTICLE IX

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change, repeal or adopt any provision or provisions inconsistent with, Articles VI, VIII and X of this Certificate of Incorporation unless such amendment, alteration, change, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least two-thirds of the entire Board of Directors.

ARTICLE XI

      No Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

BONE CARE INTERNATIONAL, INC.
ANNUAL MEETING OF SHAREHOLDERS

RITZ-CARLTON CHICAGO
160 EAST PEARSON STREET
CHICAGO, ILLINOIS 60611

TUESDAY, NOVEMBER 23, 2004
9:00 A.M.

Bone Care International Inc. 1600 Aspen Commons Middleton Wisconsin 53562                                                PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Bone Care International, Inc. (the “Company”), hereby acknowledges receipt of the Notice of the 2004 Annual Meeting of Shareholders and Proxy Statement of the Company, and hereby appoints Paul L. Berns and Brian J. Hayden, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of the Company, to be held at the Ritz-Carlton Chicago, 160 East Pearson Street, Chicago, Illinois 60611, on Tuesday, November 23, 2004 at 9:00 A.M., local time, and any adjournments or postponements thereof, upon the matters set forth on the reverse side, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby.

This proxy will be voted on the matters set forth on the reverse side of this form as directed by the shareholder. If no direction is made in the space provided, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5, and in the discretion of the proxies on such other business that may properly come before the meeting, or any adjournment or postponement thereof.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Bone Care International, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

Proposal 1.	Election of directors	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees	☐ Vote FOR All Nominees Except

01 Michael A. Appelbaum
02 Michael D. Casey
03 Herbert J. Conrad

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, MARK “FOR ALL NOMINEES EXCEPT” AND WRITE THE NOMINEE’S NAME IN THE BOX PROVIDED TO THE RIGHT.) [     ]

Proposal 2. Approval of the amendment of the 2003 Stock Incentive Plan.	[ ] For	[ ] Against	[ ] Abstain

Proposal 3. Approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 28 million to 75 million and to increase the number of authorized shares of preferred stock from 2 million to 10 million.
	[ ] For	[ ] Against	[ ] Abstain

Proposal 4. Approval of the agreement and plan of merger of Bone Care International, Inc., a Wisconsin corporation, into Bone Care International, Inc., a Delaware corporation, thereby effecting our reincorporation in Delaware and increasing the number of our authorized shares of common stock as provided in Proposal 3.
	[ ] For	[ ] Against	[ ] Abstain

Proposal 5. Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending June 30, 2005.	[ ] For	[ ] Against	[ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL Address Change? Mark Box ☐ Date                           Indicate changes below:

☐ Signature(s) in Box Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.